SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-60980

                    AMENDMENT NO. 4 ON FORM S-4 TO FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          The KingThomason Group, Inc.
             (Exact name of registrant as specified in its charter)

    Nevada                             6411                     73-1602395
 -------------            ------------------------------      --------------
  (state  of              (Primary  Standard  Industrial      (IRS  Employer
 incorporation)            Classification  Code  Number)       I.D.  Number)

                                  1205 Tedford
                            Oklahoma City, OK 73116
                                  405-848-0049
                  ---------------------------------------------
                  (Address and telephone number of registrant's
                          principal executive offices)

                                  John E. Adams
                                  1205 Tedford
                            Oklahoma City, OK 73116
                                  405-848-0049
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                             Copies  to:
Thomas  J.  Kenan,  Esq.                       T.E.  King  III
Suite  1000                                    KingThomason,  Inc.
201  Robert  S.  Kerr  Avenue                  3180 Crow Canyon Place, Suite 205
Oklahoma  City,  OK  73102                     San  Ramon,  CA  94583

     Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   Title  of                         Proposed      Proposed
  each  class                        maximum       maximum
 of  securities    Dollar  amount    offering      aggregate      Amount  of
    to  be             to  be          price       offering      registration
  registered         registered      per  unit      price            fee
 --------------    --------------    ---------     ---------     ------------
Common  Stock          13,312,500     $0.001        $237,161         $60(1)

(1) These 13,312,500 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of KingThomason, Inc. in a proposed merger. The registration fee is based upon the $237,161 book value of the securities to be received in the merger transaction. Regulation 230.457(f)(2).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                      PROSPECTUS-PROXY STATEMENT



                          THE KINGTHOMASON GROUP, INC.



                        13,312,500 Shares of Common Stock




The KingThomason Group, Inc. offers these shares of common stock only to the stockholders of KingThomason, Inc. We propose that your company merge into our company. If you approve the merger, each outstanding share of common stock of your company will convert into one share of common stock of our company.


                            _________________________
            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.
                            _________________________




Your  approval of the merger with our       Neither  the Securities and Exchange
company is equivalent to a purchase of      Commission nor any state  securities
our securities.  This involves a high       commission has approved or
degree of risk.  See "Risk Factors" on      disapproved these securities or
page 1.                                     determined if this offering
                                            memorandum is truthful or complete.
                                            Any representation to the contrary
                                            is  a  criminal  offense.



                          The KingThomason Group, Inc.
                                  1205 Tedford
                            Oklahoma City, OK 73116
                             Telephone 405-848-0049

                                October ___, 2001

     This Prospectus-Proxy Statement incorporates important business and financial information about the company that is not included in or delivered with the Prospectus-Proxy Statement. This information is available to security holders upon written or oral request. To make this request, contact Mr. 1057151969T. E. King III 1057151969TJKThomas J. Kenan1057151969 Tim: You will probably want to substitute one of your staff for this matter. The documents that could be requested are the exhibits in the registration statement.at
KingThomason, Inc., 3180 Crow Canyon Pl., #205, San Ramon, CA 94583 or at telephone (925) 905-5630.

     To obtain timely delivery of requested information, you must request the information no later than ___________________, 2001, which is five business days before the date of the special stockholders' meeting called to consider the merger proposal described herein.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary  of  Proposed  Transaction                                            1

Risk  Factors                                                                 2
      1.     If  you  approve  the  merger,  you  will  suffer
               an  immediate  11.25  percent  dilution  of
               your  stock  value                                             2
      2.     Should  KingThomason  operate
               at  a  loss,  any  perceived  benefits  of
               being  a  public  company  may  never
               materialize                                                    2
      3.     Even  if  you  approve  the  merger,  a  public  market  for
               The  Group's  common  stock  may  not  develop
               or,  if  it  does  develop,  may  be  volatile
               or  limited                                                    2
      4.     Post-merger  operations  may  require  additional
               funds  that  we  do  not  have                                 3
      5.     Our  success  depends  on  our  ability  to  retain
               T.E.  King  III  and  Tom  Thomason                            3
      6.     Should  a  change  in  management  seem  necessary,
               it  will  be  difficult  for  the  non-
               management  stockholders  to  do  this                         3
      7.     Some  of  our  products  are  in  the  development
               stage                                                          3
      8.     Should  the  merger  be  approved,  it  is  improbable
               that  the  post-merger  company  will
               declare  dividends                                             3

Black Check Company                                                           3

The  Three  Companies                                                         3
     The  KingThomason  Group,  Inc.                                          3
     KingThomason,  Inc.                                                      4
     SuperCorp  Inc.                                                          5

Terms  of  the  Merger  Transaction                                           6
     Terms  of  the  Merger                                                   6
     Reasons  for  the  Merger and Spinoff                                    7
     Accounting  Treatment  of  Proposed  Merger                              7

     Degree  of  Management  Control  of  Vote  on Merger                     8
     Differences  Between  Rights  of  Stockholders  of  The  Group
          and  of  KingThomason                                               8
     Expenses  of  the  Spinoff  and  Merger                                  8
     Description  of  Securities                                              8
          Common  Stock                                                       8
               Voting  Rights                                                 8
               Dividend  Rights                                               8
               Liquidation  Rights                                            8
               Preemptive  Rights                                             9
               Registrar  and  Transfer  Agent                                9
               Dissenters'  Rights                                            9
          Preferred  Stock                                                    9

Federal  Income  Tax  Consequences                                            9
     The  Merger                                                              9
          Stockholders  of  KingThomason                                      9
     Pro  Forma  Financial Information and Dilution                          10
     Material  Contacts  Among  the  Companies                               14

Earlier  SuperCorp  Spinoff-Merger  Transactions                             14

Penny  Stock  Regulations                                                    17

Information  About  The  KingThomason  Group,  Inc.                          19
     Description  of  Business and Properties                                19
     Legal  Proceedings                                                      19
     Market  for  The  Group's  Common  Stock  and  Related
          Stockholder  Matters                                               19
     Rule  144  and  Rule  145  Restrictions  on Trading                     19
          Dividends                                                          22
          Registration  Statement                                            22
          Reports  to  Stockholders                                          22
          Stock  Certificates                                                22
     Financial  Statements                                                   22

Information  About  KingThomason                                             22
     Overview                                                                22
     Management's  Discussion  and  Analysis  of  Financial
          Condition  and  Results  of  Operations                            23
          Results  of  Operations                                            23
          Sales                                                              23
          Operating  Expenses                                                24
          Net  Income  (Loss)                                                24
          Balance  Sheet  Items                                              26
          Liquidity  and  Capital  Resources                                 26

     Description  of  KingThomason's  Business                               26
     Business  Development                                                   26
     Description  of  Business                                               28
     KingThomason's  Proprietary  Products                                   28
     Other  Insurance  and  Financial  Services
          and  Products                                                      30

     Products  and  Services  with  Planned
          Implementation                                                     30
     Revenue  by  Sectors                                                    31
     Competition                                                             32
     Distribution  Methods                                                   32
     Dependence  on  Major Customers and Suppliers                           32
     Patents,  Trademarks  and  Licenses                                     33
     Government  Approval  of  Principal  Products
          or  Services                                                       33
     Government  Regulations                                                 33
     Research  and  Development                                              33
     Environmental  Laws                                                     33
     Employees                                                               33
     Principal  Plants  and  Property                                        34
     Plan  of  Operation                                                     34
     Seasonality                                                             34
     Legal  Proceedings                                                      34
     Market  for  KingThomason's  Capital  Stock  and
          Related  Stockholder  Matters                                      34
     Financial  Statements                                                   35

Voting  and  Management  Information                                         36
     Date,  Time  and  Place Information                                     36
          The  Group                                                         36
          KingThomason                                                       36
          Voting  Procedure                                                  36
     Revocability  of  Proxy                                                 36
     Dissenters'  Rights  of  Appraisal                                      36
     Persons  Making  the  Solicitation                                      37
     Voting  Securities  and  Principal  Holders Thereof                     38
     Security  Ownership  of  Certain  Beneficial  Owners  and
          Management                                                         38
     Directors,  Executive  Officers  and  Significant  Employees            41
          The  Group                                                         41
          KingThomason                                                       41
     Remuneration  of  Directors  and Officers                               47
          The  Group                                                         47
          KingThomason                                                       47
          Employment  Contracts                                              48
          Stock  Options                                                     48

     Certain  Relationships  and  Related  Transactions                      48
          The  Group's  Transactions  with  Its Promoters                    48

          KingThomason's  Transactions  with
               Management                                                    48

Interests  of  Named Experts and Counsel                                     49

Indemnification                                                              49

Financial  Statements  Index                                                 50

Changes In and Disagreement with Accountants
  on Accounting and Financial Disclosures                                    51

Appendix  A  -  Agreement of Merger                                         A-1

                        SUMMARY OF PROPOSED TRANSACTION

     We organized our company, The KingThomason Group, Inc., for the specific purpose of merging with your company, KingThomason, Inc. The merger will occur only if the holders of a majority of the capital stock of your company approve it. A vote to approve or reject the merger will be taken soon at a special stockholders' meeting of your company.

     Because our name, The KingThomason Group, Inc., is similar to that of KingThomason, Inc., we will refer to ourselves as "The Group," "we" or "us" and to KingThomason, Inc. as "KingThomason."

     The Group has no business or substantial assets. KingThomason does. Yet, we do have something to offer you. By the time you vote on this proposed merger with us, The Group will have increased the number of our stockholders from only two in one state to approximately 600 in 35 states. The Group offers you this increased stockholder base.

     KingThomason designs insurance and financial services and products for niche markets. We will not change this business. Should you approve the merger, your officers and directors will run our combined company.

     Should you approve the merger, each KingThomason stockholder will receive one share of The Group's common stock for each share of common stock you now own of KingThomason. This amounts to 13,312,500 shares of The Group stock and would represent 88.75 percent of the outstanding stock after the merger.

     The promoters of this proposed merger are the directors and officers of SuperCorp Inc., an Oklahoma corporation. One of those directors is T.E. King II, the originator of this transaction and the father of T.E. King III, the president, a director and a controlling shareholder of your company. Mr. King II owns 375,000 shares of our company, for which he paid $0.001 a share, and he will receive at no cost to him an additional 84,527 shares of our company in a distribution of shares to be made by SuperCorp to all its shareholders.

     The management and controlling shareholders of your company will vote their shares of common stock for or against the merger in the same percentage that the other shareholders vote for or against the merger. Nevertheless, your management and controlling shareholders recommend that you vote for the merger.

     The Group's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and KingThomason are as follows:

     SuperCorp  Inc.                         KingThomason,  Inc.
     1205 Tedford                            Suite  205
     Oklahoma City, OK 73116                 3180  Crow  Canyon  Place

     Telephone:  405-848-0049                San  Ramon,  CA  94583
                                             Telephone:  925-905-5600

     In our opinion, there are no adverse federal income tax consequences to stockholders of KingThomason should you vote to approve the merger with The Group.

                                  RISK FACTORS

     You, the stockholders of KingThomason, Inc. (referred to hereinafter as "KingThomason"), soon will be asked to vote on a proposed merger with The KingThomason Group, Inc. You are making an investment decision that involves a high degree of risk. You should carefully consider the following risk factors as well as the terms of the merger in determining whether to approve the merger:

     1. If you approve the merger, you will suffer an immediate 11.25 percent dilution in your stock value.

          Your approval of the merger will cause you to suffer an 11.25 percent dilution in your percentage ownership and book value of KingThomason. This dilution will be solely for obtaining the possibility, but not the certainty, of obtaining the following benefits:

     - the common stock of our combined company may trade in the stock market;

     - if it does trade in the stock market, you can sell your shares of stock in the stock market, if you wish, or buy more;

     - our combined company can try to buy other companies with our tradable stock rather than with money; and

     - our combined, public company should be better able to raise new capital through the sale of stock than KingThomason now can.

     2. Should KingThomason operate at a loss, any perceived benefits of being a public company may never materialize.

           KingThomason and its subsidiaries have barely operated at a profit for their three years of existence. There is no assurance that profitable operations can be maintained. Should you approve the merger and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

     3. Even if you approve the merger, a public market for The Group's common stock may not develop or, if it does develop, may be volatile or limited.

           There is presently no public market for The Group's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. It is likely that any market that develops for the common stock will be volatile and that trading in the stock will be limited.

     4. Post-merger operations may require additional funds that we do not have.

           Should the proposed merger be approved, the post-merger company may need additional funding to achieve its plan of operations. If so, we have not identified the source for this funding. We give no assurance that the needed funds can be obtained.

     5. Our success depends on our ability to retain T.E. King III and Tom Thomason.

           Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are T.E. King III, president, chief financial officer and a director, and Tom Thomason, secretary and a director.

     6. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

           Should the proposed merger be approved, KingThomason's officers and directors and their affiliates will own approximately 79.2 percent of the common stock of the company. This amount may enable them to determine the outcome of any vote affecting the control of the company.

     7.    Some  of  our  products  are  in  the  development  stage.

           We design and market insurance and financial services and products for niche markets. While our present operations are profitable, we have only a three-year history. We propose to add to our present services and products a number of financial products still under development and that have not been tested in the market.

     8. Should the merger be approved, it is improbable that the post-merger company will declare dividends.

     Your management states that it has no present intention of paying dividends in the near future should the proposed merger be approved and the post-merger company operate at a profit. Rather, your management proposes to devote any profits for some time to the growth of the business.

                               BLANK CHECK COMPANY

     The Group is a "blank check company." A blank check company is a development stage company that is issuing a penny stock, has no specific business plan or purpose, and has indicated that its business plan is to merge with an unidentified company or companies. While The Group's present intentions are to merge with a specific company - KingThomason, Inc., there is no assurance that the shareholders of KingThomason will approve the proposed merger described in this prospectus. Accordingly, a distribution of shares of The Group that would create a public market for The Group's common stock is being conducted in compliance with the requirements of the Commission's Rule 419 that governs distributions by blank check companies.


                              THE THREE COMPANIES

     The  merger  we propose will affect three companies and their stockholders:

     The KingThomason Group, Inc. The Group was incorporated in Nevada on November 8, 2000, for the purpose of merging with KingThomason. We have no business operations and only $1,213 of capital. We have no present intention of engaging in any active business until and unless we merge with KingThomason. We were incorporated and are controlled by SuperCorp Inc., an Oklahoma corporation described below.

     KingThomason, Inc. KingThomason was incorporated in Nevada on July 21, 2000. Its business was commenced in 1998 by T.E. King III and Hume A. "Tom" Thomason, who operated initially as partners and sold insurance and financial and estate planning products and services. On December 31, 2000, KingThomason acquired all the capital stock of ten affiliated corporations they had created, as follows:

     - KingThomason, Inc., a California corporation, incorporated on September 11, 1998 to market and sell a company-developed retirement plan and personal lines of insurance including homeowners' insurance and automobile insurance. KingThomason (Nevada) acquired all the capital stock of KingThomason (California) for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Financial Services, Inc., a California corporation incorporated on April 7, 1999, to market and sell financial and estate planning services, asset management services and stocks, bonds and mutual funds. The acquisition was made for 1,316,850 shares of KingThomason (Nevada).

     - KingThomason Insurance Marketing, Inc., a California corporation, incorporated on January 28, 2000 to market and sell dental insurance policies. KingThomason (Nevada) acquired all the capital stock of KingThomason Insurance Marketing, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason National Limousine Program, Inc., a California corporation, incorporated on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. KingThomason (Nevada) acquired all the capital stock of KingThomason National Limousine Program, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Credit Card Services, Inc., a California corporation, incorporated on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. KingThomason (Nevada) acquired all the capital stock of KingThomason Credit Card Services, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Franchising, Inc., a California corporation, incorporated on August 17, 2000 to offer and sell various insurance, banking and financial products. KingThomason (Nevada) acquired all the capital stock of KingThomason Franchising, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Insurance Company, Inc., a California corporation, incorporated on January 28, 2000 to market and sell medical insurance policies. KingThomason (Nevada) acquired all the capital stock of KingThomason Insurance Company, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Independent Mortgage, Inc., a California corporation, incorporated on January 28, 2000 to market and sell mortgage services. KingThomason (Nevada) acquired all the capital stock of KingThomason Independent Mortgage, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Asset Management, Inc., a California corporation, incorporated on January 28, 2000 to market and sell proprietary indexed mutual funds. KingThomason (Nevada) acquired all the capital stock of KingThomason Asset Management, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     - KingThomason Investment Card, Inc., a California corporation, incorporated on January 28, 2000 to market and sell investment credit cards. KingThomason (Nevada) acquired all the capital stock of KingThomason Investment Card, Inc. for 1,316,850 shares of common stock of KingThomason (Nevada).

     The business office of KingThomason is located at 3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583. Its telephone number is 925-905-5600.

     SuperCorp Inc. A third company, SuperCorp Inc. ("SuperCorp"), was organized in Oklahoma on October 21, 1988. SuperCorp has approximately 600 stockholders in 34 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in
"spinoff-merger" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution to its stockholders of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, KingThomason.

     SuperCorp's assets consist of approximately $50,000 in cash. Each of its five directors, John E. Adams, George W. Cole, T.E. King II, Thomas J. Kenan, and Ronald D. Wallace, either directly or by attribution through ownership by family members, owns approximately 452,000 shares of common stock of SuperCorp, which amount is less than seven percent of the number of its outstanding shares.

     SuperCorp is not subject to the reporting requirements imposed by Section 12 or Section 15(d) of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

     SuperCorp organized The Group in November 2000 as a vehicle for the proposed merger with KingThomason. The Group has no business history, $1,688 in assets, no liabilities, and only two stockholders - SuperCorp, who will "spinoff" its 1,312,500 shares in the company to its more than 600 stockholders before you vote on the merger; and T.E. King II, a director and stockholder of SuperCorp and the father of T.E. King III, the president and a director of KingThomason.

     SuperCorp's address is 1205 Tedford, Oklahoma City, OK 73116. Its telephone number is 405-848-0049.

                        TERMS OF THE MERGER TRANSACTION

     The Group, SuperCorp, and KingThomason have entered into an agreement of merger between The Group and KingThomason. A copy of the agreement appears as "Appendix A - Agreement of merger." For the merger to occur, each of the following must occur:

     - Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

           - the 13,312,500 merger shares - the shares The Group offers to the stockholders of KingThomason, and

           - the 1,312,500 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders.

     - The stockholders of each of The Group and of KingThomason must, by a majority vote of the shares outstanding, approve the merger.

Terms  of  the  Merger.
-----------------------

     The  terms  of  the  proposed  merger  are  as  follows:

     1.     KingThomason  shall  merge  into  The  Group.

     2. All 13,312,500 outstanding shares of common stock of KingThomason shall be converted into 13,312,500 shares of common stock of The Group on a pro-rata basis, or one share of common stock of The Group for each share of common stock of KingThomason.

     3.     There  shall  be  no  fractional  shares  issued.

     4. The present business of KingThomason shall be conducted after the merger by The Group, into which KingThomason shall have merged. KingThomason's management and directors shall become the management and directors of the combined company.

     5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 1,312,500 shares of common stock of The Group now held by SuperCorp. Each SuperCorp stockholder shall receive one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp held of record on the date on the cover of this Prospectus.

     6. The historical financial statements of the post-merger company shall be those of KingThomason. The fiscal year of the post-merger company will be December 31, the end of KingThomason's fiscal year.

     7. Should the stockholders of KingThomason not approve the merger, none of The Group, KingThomason, or SuperCorp shall be liable to any of the others. However, in any event, KingThomason must pay all three parties' expenses relating to the registration of the shares described herein.

Reasons  for  the  Merger  and  Spinoff.
----------------------------------------

     It is obvious that the SuperCorp stockholders will benefit by receiving, for no consideration, the 1,312,500 spinoff shares. But The Group also believes that the KingThomason's stockholders will benefit from converting their present stock to stock of The Group in the merger. We have registered with the Securities and Exchange Commission the stock involved in the spinoff and the stock involved in the merger. SuperCorp's distribution of the spinoff shares to its stockholders should provide the basis for the creation of a public market for the common stock of our post-merger combined company. We believe the existence of such a public market will facilitate the raising of expansion funds for the post-merger company. We give no assurance that such will occur.

     Effectively, the stockholders of KingThomason will suffer an 11.25 percent dilution in their equity in KingThomason solely for the perceived, but not assured, benefits of having a public market for their securities.

     Your management has not sought or obtained a "fairness opinion" with regard to the terms of the proposed merger. A fairness opinion is a letter prepared by an independent, experienced investment banker or business appraiser that represents whether or not a transaction, from a financial point of view, is fair to shareholders, particularly minority shareholders, all material matters and circumstances considered.

     Any shareholder that disapproves of the proposed merger has an "opt out" alternative that, if carefully exercised, would result in the shareholder's transferring his or her stock to your company and receiving fair payment for it. See "Voting and Management Information - Dissenters' Rights of Appraisal" on page 9.

Accounting  Treatment  of  Proposed  Merger.
--------------------------------------------

     Because The Group is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized.

Degree  of  Management  Control  of  Vote  on  Merger.
------------------------------------------------------

     The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of The Group and KingThomason. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: The Group - 100%; and KingThomason - 89.4%. KingThomason's officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Differences  Between  Rights  of  Stockholders of The Group and of KingThomason.
--------------------------------------------------------------------------------

     There are no material differences between the rights of holders of the common stock of The Group and of KingThomason.

Expenses  of  the  Spinoff  and  Merger.
----------------------------------------

     The estimated expenses of the spinoff and the merger are $96,900. These expenses are being borne entirely by KingThomason, even if you vote to disapprove the merger. These expenses are federal and state registration fees - $700; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; Moody's OTC Industrial Manual publication fee - $2,300; and mailing cost - $2,300.

Description  of  Securities.
----------------------------

     Common Stock. Each of The Group and KingThomason is a Nevada corporation. The Group is authorized to issue 40 million shares of common stock. It has 1,687,500 shares of common stock now issued and outstanding. KingThomason is authorized to issue 100 million shares of common stock. It has 13,312,500 shares of its common stock now issued and outstanding. There are no differences in the common stock of our two companies.

          Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

          Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

          Preemptive rights. Stockholders do not have preemptive rights to subscribe for or purchase any stock, obligations or other securities of the corporation.

          Registrar  and  transfer  agent.    Securities  Transfer  Corporation,
Dallas, Texas, is the transfer agent and registrar of the common stock of The Group. KingThomason serves as its own registrar and transfer agent.

          Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

     Preferred Stock. Each of The Group and KingThomason is authorized to issue 10 million shares of preferred stock. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

     There are no outstanding shares of preferred stock either of The Group or of KingThomason.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Merger. The merger should qualify as a type "A" tax free reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because The Group is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of KingThomason with only a change of name or place of incorporation, a type "F" tax free reorganization under Section 368(a)(1).

          Stockholders of KingThomason. Whether the merger be characterized as a type "A" or "F" reorganization, there should be no recognition of taxable gain or loss to the stockholders of KingThomason by reason of the merger. Each stockholder of KingThomason would have a carryover tax basis and a tacked holding period for our company's securities received in the merger.

          KingThomason itself would not recognize any taxable gain or loss, because its liabilities are not in excess of the tax basis of its assets.

          The distribution by SuperCorp to its stockholders of the 1,312,500 spinoff shares will not adversely affect the non-recognition of gain or loss to KingThomason or its stockholders in the merger.

          The  above  discussion  is  not  based  upon  an advance ruling by the

Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to The Group (which tax opinion is one of the exhibits to the registration statement of which this Prospectus-Proxy Statement is a part).

Pro  Forma  Financial  Information  and  Dilution.

     The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31 2000

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
ASSETS
Current  assets             $1,213        $375,579        $   -       $376,792
Property  and  equipment         -          44,668            -         44,668
Other  assets                    -          23,032            -         23,032
                            ------        --------        -----       --------
TOTAL  ASSETS               $1,213        $443,279        $   -       $444,492
                            ======        ========        =====       ========

LIABILITIES AND
  STOCKHOLDERS'  EQUITY

Current  liabilities        $    -        $149,164        $   -       $149,164
Long  term  liabilities          -          56,954            -         56,954
                            ------        --------        -----       --------
     Total  liabilities          -         206,118            -       $206,118
                            ------        --------        -----       --------

stockholders'  equity:

   Common  stock              1,213         13,312            -         14,525
   Additional paid-in
     capital                      -        311,210            -        311,210
   Retained earnings
    (deficit)                     -        (29,361)           -        (29,361)
   Subscription receivable        -        (58,000)           -        (58,000)
                             ------      ---------        -----       --------
     Total  stockholders'
       equity                 1,213        237,161            -        238,374
                             ------      ---------        -----       --------
TOTAL LIABILITIES AND
    STOCKHOLDERS'  EQUITY    $1,213       $443,279        $   -       $444,492
                             ======      =========        =====       ========

                          PRO FORMA STATEMENT OF INCOME
                       Fiscal Year Ended December 31, 2000

                         The  Group       King-
                             Inc.        Thomason     Pro  Forma    Pro  Forma
                        (Historical)   (Historical)   Adjustments    Combined
                        ------------   ------------   -----------   -----------
Sales                       $    -        $524,183      $     -     $   524,183

Operating  expenses              -         517,612            -         517,612
                            ------        --------      -------     -----------
Income  from  operations         -           6,571            -           6,571

Other  income                    -          12,474            -          12,474
                            ------       ---------      -------     -----------

Income  before  taxes            -          19,045            -          19,045

Provision  for  taxes            -           1,600            -           1,600
                            ------       ---------      -------     -----------

NET  INCOME                 $    -        $ 17,445      $     -     $    17,445
                            ======       =========      =======     ===========

EARNINGS  PER  SHARE

     Net  income                          $ 17,445            -     $    17,445

     Weighted-average
     number  of  shares
     outstanding                        13,312,500    1,687,500      15,000,000

     Earnings  per  share       -           $0.001            -           $0.001

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2000 as if outstanding as of the beginning of the period.

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                  June 30, 2001

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
ASSETS
Current  assets             $1,213        $132,594        $    -      $133,807
Property and equipment           -          36,055             -        36,055
Other  assets                    -          25,032             -        25,032
                            ------        --------        ------      --------

TOTAL  ASSETS               $1,213        $193,681        $    -      $194,894
                            ======        ========        ======      ========

LIABILITIES  AND
 STOCKHOLDERS'  DEFICIT

Current  liabilities        $    -        $163,666        $    -      $163,666

Long  term  liabilities          -          49,230             -        49,230
                            ------        --------        ------      --------

     Total liabilities           -         212,896             -      $212,896

stockholders'  deficit:
   Common  stock             1,213          13,312             -        14,525

   Additional paid-in
    capital                      -         311,210             -       311,210

   Retained earnings
    (deficit)                    -        (310,737)            -      (310,737)

   Subscription receivable       -         (33,000)            -       (33,000)
                            ------        --------        ------      --------

     Total  stockholders'
       deficit               1,213         (19,215)            -       (18,002)
                            ------        --------        ------      --------

TOTAL LIABILITIES AND
   STOCKHOLDERS' DEFICIT    $1,213        $193,681        $    -      $194,894
                            ======        ========        ======      ========

                          PRO FORMA STATEMENT OF INCOME
                         Six months ended June 30, 2001

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
Net  revenue              $    -        $   113,970     $        -   $   524,183

Operating  expenses            -            388,709              -       388,709

Loss  from  operations         -           (274,739)             -      (274,739)

Other  income (expenses)       -             (3,437)             -        (3,437)
                          ------        -----------     ----------   -----------

Loss  before  taxes            -           (278,176)             -      (278,176)

Provision for taxes            -              3,200              -         3,200

NET LOSS                 $     -        $  (281,376)    $        -   $  (281,376)
                         =======        ===========     ==========   ===========

EARNINGS  PER  SHARE

     Net  loss                          $  (281,736)             -   $  (281,736)

     Weighted-average
     number  of  shares
     outstanding                         13,312,500      1,687,500    15,000,000

     Earnings per share         -       $     (0.02)             -   $     (0.02)

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2001 as if outstanding as of the beginning of the period.

Material  Contacts  Among  the  Companies.
------------------------------------------

     T.E. King II is a director and the beneficial owner of 6.66 percent of the common stock of SuperCorp. He also is the father of T.E. King III, the president, chief financial officer and a director of KingThomason. In August 2000 T.E. King II advised the directors of SuperCorp that his son and Tom Thomason were organizing a company that will design insurance and financial services and products for niche markets. T.E. King II stated that he had persuaded his son and Tom Thomason to consider taking their company public through a spinoff-merger transaction with SuperCorp.

     T.E. King II provided the SuperCorp directors with financial information and projections for the company being organized by T.E. King III and Tom Thomason - KingThomason, Inc. The SuperCorp directors favorably considered the proposition of engaging in a spinoff-merger transaction with KingThomason. SuperCorp's attorney, Thomas J. Kenan, was sent to California to review the records and operations of KingThomason, Inc. A deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - The KingThomason Group, Inc., which would issue 1,312,500 shares of its common stock to SuperCorp for $1,313, 375,000 shares of its common stock to T.E. King II for $375 in recognition of his services as a "finder" of the transaction, and 13,312,500 shares of its common stock to the shareholders of KingThomason, Inc. should they approve a merger of their company with The KingThomason Group, Inc.

     In August 2000 the president of KingThomason, T.E. King III, asked Mr. Kenan if he would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction and for agreeing to serve as an advisory director of KingThomason for three years. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason.

     Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among KingThomason, The Group, and SuperCorp during the periods for which financial statements appear herein.

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

     This transaction with KingThomason, should you approve it, will be the fifth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

     The  Lark  Technologies,  Inc.  spinoff-merger.
     -----------------------------------------------

     SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

     The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

     The  Dransfield  China  Paper  Corporation  transaction.
     --------------------------------------------------------

     The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

     The Dransfield spinoff occurred on February 13, 1996. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

     On March 28, 2000, Dransfield changed its name to DF China Technologies Inc. and changed its stock market symbol from DCPCF to DFCT on the Nasdaq SmallCap Market.

     The  Summit  Technologies,  Inc.  transaction.
     ----------------------------------------------

     The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

     The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

     None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit at the time had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

     George W. Cole, who became a SuperCorp director in December 2000 and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

     Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

     The  TechLite,  Inc.  transaction.
     ----------------------------------

     The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

     The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

     After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

     Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." Lark, Dransfield, Summit and TechLite are viable, operating companies. Their common stock prices are quoted daily. All four file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                            PENNY STOCK REGULATIONS

     There is no way to predict a price range within which The Group's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, The Group's common stock, initially at least, would be subject to the rules governing "penny stocks."

     A  "penny  stock"  is  any  stock  that:

     -     sells  for  less  than  $5  a  share.

     - is not listed on an exchange or authorized for quotation on The Nasdaq stock Market, and

     - is not a stock of a "substantial issuer." The Group is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

     There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The  above  exercise   delays   a  proposed  transaction.  It  causes  many
broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny stock Suitability Rule, described above, and the Penny stock Disclosure Rule, described below, do not apply to the following:

     -     transactions  not  recommended  by  the  broker-dealer,

     -     sales  to  institutional  accredited  investors,

     - sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     - transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

           The  Penny  Stock  Disclosure  Rule
           -----------------------------------

     Another Commission rule - the Penny stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     The Group's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                 INFORMATION ABOUT THE KINGTHOMASON GROUP, INC.

     The KingThomason Group, Inc. was incorporated under the laws of the State of Nevada on November 8, 2000. It has no business, significant assets or employees. Its management serves without pay.

Description  of  Business  and  Properties.
-------------------------------------------

     Should you approve the merger, The Group shall be the surviving company, but its management shall not remain as the management of the company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the stockholders of KingThomason. KingThomason's present management shall become the management of the company.

     KingThomason's present management advises us that it shall continue the business of KingThomason as the business of The Group after the merger.

     The Group's present management consists of one person, John E. Adams. Mr. Adams is a self-employed financial consultant with principal offices in Oklahoma City, Oklahoma. Mr. Adams is president and a director of SuperCorp.

Legal  Proceedings.
-------------------

     Neither The Group nor its property is a party to, or the subject of, pending legal proceedings.

Market  for  The  Group's  Common  Stock  and  Related  Stockholder  Matters.
-----------------------------------------------------------------------------
     There is no present public trading market in the U.S. or elsewhere for The Group's common stock.

     Should you approve the merger, you will receive 13,312,500 shares of common stock of The Group in exchange for your 13,312,500 outstanding shares of common stock of KingThomason.

Rule  144  and  Rule  145  Restrictions  on  Trading
----------------------------------------------------

     Should the merger be approved, all 15 million outstanding shares of common stock of The Group, except the 375,000 shares held by T.E. King II, shall have been issued or distributed pursuant to registration with the Commission. Mr. King's 375,000 shares and the SuperCorp directors' 428,489 spinoff shares may be deemed to be "underwriters shares" requiring registration. Nevertheless, there will be certain restrictions on the transfer for value of some of the 15 million outstanding shares.

     Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The persons that are affiliates of KingThomason at the time of the vote on the merger are expected to be affiliates of the post-merger company. In order to sell their shares, such persons are deemed to be "underwriters" and must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such persons as long as they remain affiliates of the post-merger company, that:

          -     the company must have been subject to the reporting requirements
                of   Section  15(d)  of  the  Securities  Exchange  Act  for  at
                least  90 days,

          -     the  company  must  have  filed  all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

          -     transfers for value by such affiliates can occur only either (1)
                through  broker  transactions  not   involving  the solicitation
                of buyers or (2) directly  to  market-makers,  and

          - each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (150,000 shares would be one percent immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

     The above resale provisions of Rule 145 shall continue for such persons as long as they are affiliates of the post-merger company. However, should they become non-affiliates of the post-merger company, then, after one year after the merger, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.

     The table below sets forth the restrictions on trading that will apply to all 15,000,000 shares of common stock of The Group that will be outstanding after the merger, should the merger be approved:

                                                    Number  of  Shares
                                               ----------------------------
                                               Subject  to     Not  Subject
                                                 Trading        to  Trading
                                               Restrictions    Restrictions
                                               ------------    ------------
     Spinoff  shares  received
       by  officers  and  directors
       of  SuperCorp                             428,489(1)             -


     Spinoff  shares  received
       by  other  SuperCorp  shareholders              -          884,011

     T.E.  King  II,  a  SuperCorp
       director  who  currently
       is  a  shareholder  of  The  Group        375,000(1)             -

     KingThomason  shareholders  not
       affiliated  with  KingThomason
       before  the  merger                             -        1,437,795

     KingThomason  shareholders
       that  are  affiliates  of
       KingThomason  before  the  merger      11,874,705(2)             -
                                              ----------        ---------

                                              12,678,194        2,321,806
____________________

(1) The officers and directors of SuperCorp may be deemed to be "underwriters" of the spinoff and merger transactions. If so, absent registration, none of their shares may be transferred for value.

(2)     Subject to the Rule  145  restrictions  on  trading  described above.

     Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 2,321,806 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value. We estimate that approximately 630 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of KingThomason will hold an additional 11,874,705 shares and will be able to sell these shares pursuant to Rule 144 and Rule 145 of the Securities Act.

     No equity of The Group is subject to outstanding options or warrants to purchase, or securities convertible into, equity of The Group.

     Dividends. The Group has had no operations or earnings and has declared no dividends on our capital stock. Should you approve the merger, there are no restrictions that would, or are likely to, limit the ability of The Group to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

     Registration Statement. The Group has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the common stock offered by this Prospectus-Proxy Statement. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Group is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

     Reports to Stockholders. The Group will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. The Group will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law.

     Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after you approve the merger.

Financial  Statements.
----------------------

     See "Financial Statements - The Group, Inc." for the independent auditor's report dated August 2, 2001, with respect to The Group's balance sheets as of December 31, 2000 and June 30, 2001, such balance sheets, and the notes to the balance sheets.

                      INFORMATION ABOUT KINGTHOMASON, INC.

Overview.
---------

     KingThomason or its predecessors in interest have been engaged since September, 1998 in the business of developing and offering insurance and financial services and products for neglected niches in the insurance and financial products markets. Many of its products are proprietary to it. It makes use of the Internet, but its Internet presence is directly supported by a full, client-service infrastructure. Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its own agents.

     KingThomason designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims, or writing policies.

     KingThomason has its headquarters in San Ramon, California, and branch offices in Los Angeles, Sacramento, and New Jersey. Its fiscal year ends December 31. It operated at a loss of $48,563 in 1998 - its first short year of operations, at a profit of $1,757 in 1999 and at a profit of $17,445 in 2000. Its retained earnings are $(29,361).

Management's  Discussion  and  Analysis  of  Financial  Condition and Results of
--------------------------------------------------------------------------------
Operations.
-----------

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Results  of  operations.
     ------------------------

     The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2000 and December 31, 1999, and for each of the six-month periods ended June 30, 2001 and June 30, 2000:

                                             Fiscal  Year
                                             ended              Six Mos. Ended
                                             -------------      ---------------
                                             12-31   12-31       6-30     6-30
                                             2000     1999       2001     2000
                                             ---------------------------------
          Sales                              100%     100%       100%     100%

          Operating  expenses                 99%      97%       341      121
                                             ---      ---        ---      ---
          Income  from  operations             1%       3%      (241)     (21)

          Non-operating income (expense)       2%      (2)%      ( 3)      (2)
                                             ---      ---

          Net income (loss)before taxes        1%     (244)      (23)
          Net income (loss)after taxes        21%     (246)      (24)

     Sales.
     ------

     Sales of $524,183 for fiscal year 2000 increased by 69 percent over fiscal 1999's sales of $310,874. Revenue from commissions on securities transactions in fiscal 2000 increased by $166,244 - a 131 percent increase over fiscal year 1999 revenue of $126,443 from this business segment. Revenue from insurance commissions in fiscal 2000 increased by $47,085 - a 26 percent increase over fiscal year 1999 revenue of $184,431 from this business segment. These increases were due primarily to the fact that we were in operation for only seven months in 1999 as compared with a full twelve months in 2000. However, management did see increased productivity of the newer employees in 2000, which itself was perhaps a reflection of the fact that management actively participated  in  the  sales  process  with  the  employees during most of 2000.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
          ------------------------------------------------------------------

     Sales of $219,138 for the first half of 2000 decreased by $105,168, or 48 percent, to $113,970 in the first half of 2001. Securities commissions decreased by 51 percent and insurance commissions decreased by 44 percent. These decreases are attributed to a general slowdown in the economy and stock markets. As the economy slowed in the first and second quarter of 2001, new investments, and the revenues generated from them, have slowed accordingly. Revenues generated from assets-under-management decreased in 2001, as they are based on a percentage of the current values of the clients' accounts which, on average, are down from the same period a year ago. Similarly, insurance commission revenues are off from the same period a year ago. Most insurance revenue generated by KingThomason comes from retirement and estate planning. The slowdown in the economy and the stock markets has led to a decrease in retirement plan contributions and estate planning activity.

     Operating  expenses.
     --------------------

     Operating expenses increased from $302,834 in fiscal 1999 to $517,612 in fiscal 2000, or 71%. This 71 percent increase is only slightly more than the 69 percent increase in sales and is attributed to the increase in sales and the twelve months of operations in 2000 as compared with the seven months of operations In 1999.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
          ------------------------------------------------------------------

     Operating expenses increased significantly from $264,868 in the first half of 2000 by $123,841, or 47 percent, to $388,709 in the first half of 2001 - at a time of a decline in sales of 48 percent. This increase is attributed primarily to KingThomason's commitment to controlled growth. It reinvests as much of its cash assets toward future growth as seems prudent in relation to cash flow. Cash from last year's sale of $219,522 of common stock is being used to fund the ramp-up of planned products and programs, which increased operating expenses in the first half of 2001.

     Net  income  (loss).
     --------------------

     KingThomason operated as a Subchapter "S" corporation during 1999 and 2000. Had it operated as a "C" corporation during this period, its pro forma net income before taxes of $3,357 in fiscal 1999 would have improved to net income before taxes of $19,045 in fiscal 2000, an increase of 467 percent, and its pro forma net income after taxes of $2,057 in 1999 improved to $11,445, an increase of 456 percent. However, the net income result in 2000 would be a net loss were it not for miscellaneous income of $22,702 in 2000 that resulted from adjustment of a note payable to a vendor to reflect rebates of prior costs paid by KingThomason Financial Services against the note payable. Accordingly, the more significant financial line item is "income from operations," which decreased from $8,040 in 1999's seven months of operations to $6,571 in 2000's twelve months of operations. This decrease is attributed to a slowing economy.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
          ------------------------------------------------------------------

     A net loss, after making a provision for income taxes, of $52,092 during the first half of 2000 increased by 540 percent to $281,376 during the first half of 2001. This increase is attributed to a slowdown of revenues attributed to the slowdown in the economy coupled with increased expenses associated with the company's development of its planned products. KingThomason is scaling back its product development pace in order to maintain a prudent cash position in response to the decrease in revenues in the first half of 2001.

     Balance  sheet  items.
     ----------------------

     Current assets of $375,579 on December 31, 2000, compares favorably with current liabilities of $149,164 at that time.


          Interim  Results:  Six  Months  Ended  June  30,  2001.
          -------------------------------------------------------
     A favorable current ratio of 2.5 at the end of 2000 deteriorated to an unfavorable current ratio of .81 - current assets of $132,594 and current liabilities of $163,666 at the end of the first half.

     Liquidity  and  Capital  Resources.
     -----------------------------------

     KingThomason is liquid with $184,049 cash on hand and $191,530 in accounts receivable at fiscal 2000 year-end and current liabilities of only $149,164. However, it had negative amounts of operating cash flows during both 1999 and 2000. It has been able to maintain liquidity only by selling stock - $40,000 in 1999 and $219,522 in 2000 - and borrowing money - $174,350 in 1999, of which $88,000 was borrowed from two shareholders, $49,000 from Lloyd Hartzler, a grandfather of T.E. King III and $39,000 from Jeff Thomason, a son of Hume A. "Tom" Thomason. T.E. King III and Hume A. "Tom" Thomason are officers and directors of KingThomason. Lloyd Hartzler owns 145,872 shares of KingThomason and Jeff Thomason owns 385,872 shares of KingThomason.

          Interim  Results:  Six  Months  Ended  June  30,  2001.
          -------------------------------------------------------

     Operating cash flows worsened from $46,740 in the first half of 2000 to $131,800 in the first half of 2001. Liquidity was maintained by using some of the proceeds of $219,522 raised from the sale of stock during the last half of 2000 and $25,000 raised from the sale of stock in early 2001. KingThomason is still liquid despite the unfavorable current ratio of .81. The $163,666 in current liabilities is attributable to four promissory notes, the principal amounts of which are as follows:

                         Relationship to              Principal   Interest  Maturity
Lender                   KingThomason                  Amount       Rate      Date
------                   ------------------------     ---------    -------  --------
T.E. King III            President  and  Director      $  6,042       6%    05-31-02
Hume A. "Tom" Thomason   Secretary  and  Director      $  3,543       6%    05-31-02
Lloyd  Hartzler          Grandfather of T.E. King III  $ 49,000      10%    05-01-02
Jeff  Thomason           Son of Hume A. Tom Thomason   $ 39,000      10%    07-01-02

It is believed that none of the four above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2001 through the sale of stock.

     KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

                     DESCRIPTION OF KINGTHOMASON'S BUSINESS
                     --------------------------------------

Business  Development.
----------------------

     KingThomason, Inc., was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom
Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.} On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which now owns 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group has being terminated. The ten subsidiaries are as follows:

-    KingThomason,  Inc.  (KTI):

     KTI was incorporated in the state of California on September 11, 1998 to market and sell the proprietary, company-developed, Cash Security Retirement Plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker, working on commission, for insurance companies.

-    KingThomason  Financial  Services,  Inc.  (KTFS):

     KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

-    KingThomason  Insurance  Marketing,  Inc.  (KTIM):

     KTIM was incorporated in the state of California on January 28, 2000 to market and sell dental insurance policies. The Company has been operational since January 1, 2001, and sells group dental insurance, voluntary dental insurance, individual dental insurance, and access to our 4,000-member panel of dentists.

-    KingThomason  National  Limousine  Program,  Inc.  (KTNLP):

     KTNLP was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. The Company has a large block of business ready to write and is in the final stage of placing the reinsurance contract.

-    KingThomason  Credit  Card  Services,  Inc.  (KTCC):

     KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products as well as to offer patient payment solutions to physicians and dentists with overdue accounts receivable. The company is currently negotiating with CrediTrends, of Sacramento, CA, to immediately implement the issuance of credit cards to the majority of physicians' and dentists' patients who need a payment system for their overdue bills.

-    KingThomason  Franchising,  Inc.  (KTFI):

     KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center"to offer and sell various insurance, banking and financial products. The Company has started its development of the franchise offering circular for submittal to the state of California for approval to start selling the franchised Financial Centers.

-    KingThomason  Insurance  Company,  Inc.  (KTIC):

     KTIC was incorporated in the state of California on January 28, 2000, to market and sell medical insurance policies. The Company has been active since February 1, 2001 and is in the final stages of placing its first blocks of business with its insurance and reinsurance companies.

-    KingThomason  Independent  Mortgage,  Inc.  (KTIMI):

     KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company has not had any activity since its inception.

-    KingThomason  Asset  Management,  Inc.  (KTAM):

     KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary indexed mutual funds. The Company has not had any activity since its inception.

-    KingThomason  Investment  Card,  Inc.  (KTICI):

     KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit cards. The Company has not had any activity since its inception.

Description  of  Business.
--------------------------

     KingThomason designs and offers diversified products created to occupy neglected niches in the insurance and financial products markets.

It  is  presently  offering  -

     -  individual  medical  insurance  policies*,

     -  hospital-only  insurance  policies,

     -  a  Cash  Security  Retirement  Plan*,

     -  individual,  group  and  voluntary  dental  insurance  policies,

     -  physical  damage  and  liability  insurance  policies  for  limousines*,

     -  private-label  credit  cards*,

     -  off-the-shelf  financial  products,

     -  life  insurance,

     -  estate  planning  services,  and

     - franchised Financial Stores* that will sell the products that the company markets.

The  products marked above with an asterisk (*) are proprietary to KingThomason.

     KingThomason uses the Internet for marketing and informative purposes. Products are not sold over the Internet; rather, the Internet presence is to persuade people to contact KingThomason directly. KingThomason may streamline the sale and distribution of insurance and financial products, but it provides close, personal interaction with its clients.

     KingThomason often functions as a manager of insurance and financial programs and products of other companies. It incorporates, into programs or products that it builds, insurance and financial product components from other insurance and financial services companies that allow it to so incorporate their components. It then produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims or writing policies - those remain with the companies whose insurance or financial components KingThomason has incorporated into its own products.

KingThomason's  Proprietary  Products.
--------------------------------------

     Cash Security Retirement Program. This program employs two insurance products -

     -  a  tax-deferred,  equity-indexed  annuity  for  retirement,  and

     -  a  term  life  insurance  policy  for  family  protection.

It is targeted, but not limited, to the growing community of white-collar workers who change employers frequently or who work as independent contractors or consultants. For example, KingThomason has agreements with the California Restaurant Association and California Foundation For Medical Care (CFMC) to provide the Cash Security Retirement Plan to all of their association members and associates. The purchaser of this program owns the annuity and the policy, making it 100 percent portable.

     The purchaser of this program chooses what level of monthly contribution one would like to make. The allocations to the life insurance policy can be stopped at any time one feels this protection is no longer needed.

     The great majority of the monthly contributions to the tax-deferred annuity are invested into an equity-indexed annuity, whose interest crediting formula is linked to the Standard & Poor's 500 Corporate Stock Index - the S&P 500. When the S&P 500 goes up over a year's period, ones interest in the annuity is credited in an amount subject to the index rate. When the S&P 500 goes down, ones interest in the annuity remains the same.

     KingThomason does not underwrite the annuity. The annuity investment is underwritten and guaranteed by Jefferson-Pilot Insurance Company, AM Best's Rated A++ (Superior), Greensboro, North Carolina. Jefferson-Pilot pays KingThomason an 8.5 percent fee on all premium dollars for policies that KingThomason writes through Jefferson-Pilot.

     KingThomason,  California Physicians Foundation Individual Health Insurance
     ---------------------------------------------------------------------------
Plan.  This  pilot  program  provides  -
----

     -  individual  health  insurance  coverage,

     -  deeply  discounted  medical  and  dental  service,  and

     -  a  tax  deductible  and  tax  deferred  medical  savings  account.

     KingThomason joint ventures this program with the 27,000-member California Physicians Foundation. Participants in the program contribute pre-tax dollars to obtain the services. KingThomason originally designed the program for the over one million young, uninsured technology workers who are employed as "contractors" in Northern California. Its market has since greatly increased as these types of medical insurance plans are in greater demand than originally anticipated.

     KingThomason  anticipates   launching   this  program November  1,  2001.

     KingThomason Proprietary Medical and Private Label Credit Cards. Doctors and dentists deplore their dealings with non-paying or even slow-paying patients as well as the attendant administrative overhead. KingThomason has developed a credit card underwritten by a major U.S. bank and has entered into an agreement with the California Foundation for Medical Care whereby this organization's more than 14,000 California doctors can provide discounted medical services, the payment for which their patients charge on the KingThomason-created credit card. KingThomason receives a transaction fee on each use of the credit card.

     KingThomason Limousine Insurance Program. KingThomason is having an underwriting insurance vehicle put into place that will provide physical damage and liability insurance for limousine companies in all 50 states, the District of Columbia and Puerto Rico. Heath/Lambert of London, England is putting together the group of underwriters that will back the policy through the Lloyd's of London insurance operation. Currently, that task has not come to completion, and there is no guarantee that it will. Heath/Lambert advises KingThomason that it will not have an executed contract until all parties have preliminarily agreed and are ready to sign at the same time.


Other  Insurance  and  Financial  Services  and  Products.
----------------------------------------------------------

     In addition to the above proprietary products, KingThomason offers financial services products of other companies on an agency basis. Such products include -

     -  retirement  plans,

     -  auto  and  homeowners  insurance,

     -  life  and  health  insurance,

     -  estate  planning,  and

     -  stocks,  bonds  and  mutual  funds  brokerage  services.

KingThomason  is  continuing to develop proprietary financial services programs.

Products  and  Services  with  Planned  Implementation.
-------------------------------------------------------

     KingThomason has developed the following proprietary insurance and financial products and services:

     -  index  mutual  funds,

     -  prepaid  dental  and  medical  plans,

     -  private  label  credit  cards,  and

     -  "Financial  Centers."

     The KingThomason Financial Centers will be a franchised operation. KingThomason plans to open two prototypes in 2001, Beta test them and then offer a finished product anywhere in the nation through franchises.

     KingThomason envisages a KingThomason Financial Center to be located, typically, in a retail center. The franchisee will offer all of its insurance and financial products, through the sales assistance of live, interactive Internet video conferencing with KingThomason experts on all phases of its products. This access to industry and product expertise for the whole range of its products will make the franchisee a provider of expert financial services in a broad range of cutting edge products. Typically, a captive agent that has the type of cross-marketing support does not own his business and does not have a salable asset. KingThomason Financial Centers will provide the franchisee with ownership, better products, and a much broader and more complete line of products and services. The agent will also have an asset he can sell in the future.

Revenue  by  Sectors.     KingThomason's  revenues from each of its subsidiaries
during  1999,  2000  and  the  first  quarter  of  2001  are  as  follows:

                                                                      2nd Qtr.
                                              1999         2000         2001
                                            ----------------------------------
KingThomason,  Inc.                         $184,431     $247,007     $48,686
KingThomason  Financial  Services           $126,443     $277,176     $65,284
KingThomason  Insurance  Marketing                 0            0
KingThomason  National  Limousine  Program         0            0
KingThomason  Credit  Card  Services               0            0
KingThomason  Franchising                          0            0
KingThomason  Insurance  Company                   0            0
KingThomason  Independent  Mortgage                0            0
KingThomason  Asset  Management                    0            0
KingThomason  Investment  Card                     0            0

Competition.
------------

     There is intense competition in the U.S. for the dollars spent on insurance and other financial products and services. There are niches, however, in these industries. KingThomason has already developed products for some of these niches. Its Cash Security Retirement Program and its KingThomason California Physicians Foundation Individual Health Insurance Plan were developed primarily for our itinerant, white collar workforce and for those who are employed as "contractors" by companies that provide no health or retirement benefits.

     To the extent that KingThomason offers, on an agency basis, standard financial products developed or underwritten by others, it is going head to head with other agencies. Its business plan, however, is to continue to create proprietary products to meet the needs of overlooked areas or opening niches.

     KingThomason's business plan provides it an advantage. It is not an underwriter, but it functions as an insurance company. It assumes no risks.

Distribution  Methods.
----------------------

     KingThomason distributes, or in some instances plans to distribute, its products through existing broker networks and its own agents. It distributes its insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur J. Gallagher & Co.

     KingThomason's subsidiary, KingThomason Financial Services, clears all its securities business through National Planning Corporation, a registered broker-dealer firm located in Santa Monica, California. All of KingThomason Financial Services' employees conducting securities business are licensed registered representatives of National Planning Corporation. KingThomason Financial Services receives its commission income directly from National Planning Corporation.

     KingThomason reached an agreement in October 2000 with the California Restaurant Association to market KingThomason's estate and financial planning products to all of the association's 6,000 restaurant members and their 90,000 employees.

     KingThomason's own twenty agents are independent contractors and sell and promote all of KingThomason's products and services

     The KingThomason Financial Centers will provide a large distribution channel for all of the products offered by the KingThomason Group.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     KingThomason  is  not  dependent  on  one  or  a  few  customers.

     The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson

Pilot's. Jefferson Pilot may change or modify the agreement with proper notification to KingThomason. Either party may terminate the agreement by written notification of termination.

     Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents,  Trademarks  and  Licenses.
------------------------------------

     KingThomason neither owns nor has applied for any patents or trademarks. It does not license any of the products it sells that are owned by other companies.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     Because other companies provide the actual insurance that KingThomason incorporates into the products it sells, KingThomason is only required to be approved as an Agent in Good Standing by the insurance commissions where KingThomason sells these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state.

Government  Regulations.
------------------------

     The annuities KingThomason offers are underwritten by other companies. Any annuities or other estate planning products KingThomason offers must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research  and  Development.
---------------------------

     KingThomason has spent approximately $150,000 over the last three years in research and development activities with regard to its products. None of this has been borne by its customers.

Environmental  Laws.
--------------------

     KingThomason has no direct costs with regard to complying with environmental laws and regulations.

Employees.
----------

     At present KingThomason has 35 employees. All others in its organization are "independent contractors" or consultants.

Principal  Plants  and  Property.
---------------------------------

     KingThomason owns no plants or manufacturing equipment, only office furniture, computers and related equipment.

     It has a five-year lease on its office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

Plan  of  Operation.
--------------------

     During  the  next  twelve  months  KingThomason  plans to bring to market -

-     a  prepaid  dental  plan,

-     its  PPO/indemnity  dental  plan,

-     proprietary  index  mutual  funds,

-     an  individual  medical  plan,

-     credit  card  programs,  and

-     its  KingThomason  Financial  Center.

     Due to an operating loss of $281,376 during the first six months of 2001, KingThomason anticipates that it will require additional funds to launch its above-planned activities. It proposes to raise these funds from institutional investors after the proposed merger with The Group is either approved or rejected. It has no commitments from any institutional investors in this regard.

Seasonality.
------------

     There  is  no  seasonal  aspect  to  KingThomason's  business.

Legal  Proceedings.
-------------------

     Neither KingThomason nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Market  for  KingThomason's  Capital  Stock  and  Related  Stockholder  Matters.
--------------------------------------------------------------------------------

     There is no public trading market for your KingThomason's common stock. There are 40 holders of record of KingThomason's issued and outstanding common stock. Should you not approve the merger, no public trading market is expected to develop for your stock. KingThomason has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of KingThomason to pay dividends on its common stock, but KingThomason advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

     There are 332,000 shares of common stock subject to outstanding options of employees to purchase common stock of KingThomason.

     Should you approve the proposed merger, all 13,312,500 shares of common stock of The Group that would be distributed to the stockholders of KingThomason could be sold, either without any restrictions or pursuant to Rule 144 and Rule 145 under the Securities Act.

Financial  Statements.
----------------------

     See "Financial Statements - KingThomason" for the audited financial statements of KingThomason containing balance sheets at December 31, 1999 and 2000 and June 30, 2001 (unaudited), and statements of income, cash flows, and changes in stockholders' equity for the period ended December 31, 1999 and 2000 and June 30, 2001 (unaudited), which have been prepared in accordance with generally accepted accounting principles in the United States.

                        VOTING AND MANAGEMENT INFORMATION

     KingThomason's management will solicit your proxy with respect to the proposed merger described herein.

Date,  Time  and  Place  Information.
-------------------------------------

     The Group. The Group's stockholders must also vote on the proposed merger. An approving vote is assured and shall be taken by written, unanimous consent within one day after the date of this Prospectus-Proxy Statement.

     KingThomason. Stockholders of KingThomason will vote on the proposed merger at a special meeting of the stockholders of KingThomason to be held on 11:00 A.M., __________, ___________________, 2001, at KingThomason's offices at
3180 Crow Canyon Place, Suite 205, San Ramon, CA 94583. KingThomason's officers, directors and their affiliates are entitled to vote 88.5% of the outstanding shares entitled to vote. They negotiated the merger and recommend it. Nevertheless, your management has agreed to vote their shares to approve or disapprove the merger in accordance with the majority vote of the other voting stockholders. Accordingly, we are unable to provide assurance that the merger will be approved.

     Voting Procedure. Voting by KingThomason's stockholders may be by written ballot at the meeting or by written proxy. Stockholders of record as of the date of this Prospectus-Proxy Statement shall be entitled to vote. Votes will be tabulated by an inspector of election appointed by KingThomason's directors. Only votes cast "for" a matter constitute affirmative votes; however, proxies in which the stockholder fails to make a specification as to whether he or she votes "for", "against", or "abstains" as to a particular matter shall be considered as a vote "for" that matter. Votes in which the stockholder specifies that he or she is "abstaining" from voting are counted for quorum purposes. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions by stockholders present in person at the meeting shall be counted as a vote for rejecting the merger. None of the shares are held of record by brokers.

     Management will vote its 88.5% of the outstanding shares as follows: A vote will first be taken of the non-management shareholders. The tabulation of that vote will be announced at the meeting and will indicate the percentages of that vote that voted to approve and to disapprove the merger. Management will then cast its votes in the same percentages to approve and to disapprove the merger. There is no provision in KingThomason's charter or in law that requires management to vote its shares in this manner. KingThomason's management has chosen to do this in order to assure fairness to the minority shareholders.

Revocability  of  Proxy.
------------------------

     A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (1) by written notification by the giver of the proxy of an intent to revoke it, or (2) by attendance at the special stockholders' meeting called to vote on the proposed merger and either oral or written instruction to the person counting ballots on the merger vote of an intention to revoke the earlier given proxy.

Dissenters'  Rights  of  Appraisal.
-----------------------------------

     Stockholders of KingThomason who do not vote for or consent in writing to the proposed merger, and who continuously hold their shares through the effective date of the merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any stockholder of KingThomason is entitled to dissent from consummation of the plan of merger and to obtain payment of the fair value of his shares should the merger be consummated.

     The notice of the special meeting of stockholders of KingThomason, at which the vote shall be taken whether to approve the proposed merger, must state that all stockholders are entitled to assert dissenters' rights. The notice must be accompanied by a copy of the relevant portions of Nevada corporation law describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of common stock of KingThomason should a dissenter and KingThomason not agree on the value of such shares.

     "Fair value" of the shares shall be determined by the directors of KingThomason. Should a dissenting shareholder disagree with this determination, he or she may propose their own determination. Should no agreement be reached between management and a dissenting shareholder as to what is fair value, the matter can be determined by a judicial proceeding.

     There are limited funds of KingThomason available to purchase dissenters' shares. KingThomason's directors can elect to abandon the merger - even though approved by a vote of its shareholders - should the directors determine that the corporation lacks the cash resources to honor all the exercised dissenters' rights or that it would be imprudent to do so.

     All stockholders of KingThomason who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of Chapter 92A of the Nevada General Corporation Act that will accompany the notice of the special meeting of stockholders. You should especially be alert to the requirement that if you wish to assert your dissenters' rights, you must deliver to the corporation, before the vote is taken, written notice of your intent to demand payment for your shares if the merger is approved. You must not vote your shares in favor of, or consent in writing to, the merger, although you will not lose your dissenter's rights by failing to vote. Other procedures are required and will be described in detail in the copy of Nevada corporation law that describe dissenters' rights. A mere vote against the merger does not satisfy the requirement of delivering written notice before the meeting of your intent to demand payment for your shares if the proposed merger is effectuated.

Persons  Making  the  Solicitation.
-----------------------------------

     Members of management of KingThomason will solicit proxies for that entity.

     They will solicit proxies by the mails, by telephone, or by personal solicitation. KingThomason will bear the cost of the solicitation.

       Management will vote its shares in accordance with the majority vote of non-management stockholders.

Voting  Securities  and  Principal  Holders  Thereof.
-----------------------------------------------------

     The merger must be approved by an affirmative vote of the holders of a majority of the outstanding shares of common stock of The Group and of KingThomason.

     There are presently outstanding 1,687,500 shares of common stock of The Group, 1,312,500 of which are held of record by SuperCorp and 375,000 of which are held by an insider or promoter of our company. A vote approving the proposed merger by The Group is assured.

     There are presently outstanding 13,312,500 shares of common stock of KingThomason held of record by 40 stockholders. Each share is entitled to one vote on the proposed merger.

     The record date for determining the right to vote on the proposed merger is the date on the cover of this Prospectus-Proxy Statement for The Group and for KingThomason.

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.

     The following table shows information as of June 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group, and to each of the officers and directors of The Group individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff (1,687,500 shares):

                     Common Stock of The Group Beneficially Owned
                     --------------------------------------------
                                            Before                After
                                            Spinoff              Spinoff
                                            -------              -------
                                       No. of      % of      No. of     % of
The  Group                             shares      Class     shares     Class
----------                             ------      -----     ------     -----
SuperCorp  Inc.
201 Robert S. Kerr Ave., Suite 1000
Oklahoma  City,  OK  73102            1,312,500     77.8          0        0(1)

John  E.  Adams
1205  Tedford
Oklahoma  City,  OK  73116            1,312,500(2)  77.8     85,284      5.1

Thomas  J.  Kenan
212  Northwest  18th
Oklahoma  City,  OK  73103            1,312,500(2)  77.8     85,284(3)   5.1

Ronald  D.  Wallace
530  North  Saint  Mary's  Lane
Marietta,  GA  30064                  1,312,500(2)  77.8     85,284      5.1

T.E.  King  II
21854  Ticonderoga  Lane
Lake  Forrest  Keyes,  CA 92630       1,687,500(4) 100.0    460,284     27.2

George  W.  Cole
3535  Northwest  58th,  Suite  770
Oklahoma  City,  OK  73112            1,312,500(2)  77.8     87,303(5)   5.3

Officers and Directors as a Group
    (1  person)                       1,687,500    100.0     85,284      5.1

_________________________

(1) After allocating one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp, SuperCorp will have 340 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 1,312,500 shares of common stock of The Group. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in The Group.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. This trust would receive 84,527 shares of common stock of The Group in the spinoff. Mr. Kenan provides legal services to The Group and to SuperCorp. The Marilyn C. Kenan Trust also owns 50,000 shares of common stock of KingThomason and would exchange these shares for 50,000 shares of common stock of The Group in the merger, should the merger be approved by the shareholders of KingThomason.

(4) 1,312,500 of these shares are attributed to this person through his position as a director of SuperCorp. See footnote (2) above. 375,000 of these shares are owned directly by him and were received for his services as a "promoter" of The Group. See "Transactions With Insiders."

(5) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie J. Cole - 452,006 shares, the Cole Family Limited Partnership - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W.
      Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie
      J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole Disclaims any beneficial ownership in shares of capital stock of The Group owned by his spouse.

     The following table shows information as of June 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group and of KingThomason, and to each of the officers and directors of The Group and of KingThomason, individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the merger(15,000,000 shares):

                                           Common Stock Beneficially Owned
                                           -------------------------------
                                       KingThomason Common    The Group Common
                                          Before  Merger        After  Merger
                                       -------------------    ----------------
                                         No. of      % of     No. of      % of
KingThomason                             shares     Class     shares     Class
------------                             ------     -----     ------     -----
T.E.  King,  III
3180  Crow  Canyon  Pl.,  Ste.  205
San  Ramon,  CA  94583                  5,720,964    42.6    5,720,964    37.8

Hume  A.  ("Tom")  Thomason
3180  Crow  Canyon  Pl.,  Ste.  205
San  Ramon,  CA  94583                  5,595,963    40.7     5,595,963  36.2

Jay  Dee  (JD)  Shiverdaker
97  N.  Newport  Dr.
Napa,  CA  94559                                0       -             0     -

Stuart  A.  Evans
2300  N.  6th  St.
Concord,  CA  94519                       426,716     3.2       426,716   2.8

Richard  Michel
1275-4  SeaCliff  Court
Ventura,  CA  93003                       131,062     1.0       131,062   0.9

Officers  and  Directors
as  a  group  (5  persons)             11,874,705    88.5    11,874,705  79.2


Directors,  Executive  Officers  and  Significant  Employees.
-------------------------------------------------------------

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of The Group and of KingThomason and of its subsidiaries and a description of the business experience of each.

     The  Group.
     -----------
                                                     Office  Held      Term  of
       Person                    Office                  Since          Office
       ------                    ------              ------------      --------
John  E.  Adams,  62     President, Secretary,
                         Treasurer and Director          2000            2001

                KingThomason, Inc. (the Nevada holding company)
                -----------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President,                   7-00            12-01
                            Chief Financial Officer      7-00            12-01
                            and Director                 7-00            12-01

Hume A. "Tom" Thomason, 58  Secretary and                7-00            12-01
                            Director                     7-00            12-01

Jay Dee (JD) Shiverdaker,
  61                        Chief Operating Officer      4-01            12-01

                        KingThomason, Inc. (California)
                        -------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President,                   9-98            12-01
                            Chief Financial Officer,     9-98            12-01
                            Secretary and                9-98            12-01
                            Director                     9-98            12-01

Hume A. "Tom" Thomason, 58  Director                     9-98            12-01

                      KingThomason Financial Services, Inc.
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Stuart A. Evans, 33         President and                4-99            12-01
                            Director                     4-99            12-01

Hume A. "Tom" Thomason, 58  Director                     4-99            12-01

T.E. King III, 33           Chief Financial Officer,     4-99            12-01
                            Secretary and                4-99            12-01
                            Director                     4-99            12-01

                      KingThomason Asset Management, Inc.
                      -----------------------------------
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Stuart A. Evans, 33         President and                1-00            12-01
                            Director                     1-00            12-01

Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

T.E. King III, 33           Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

                    KingThomason Credit Cards Services, Inc.
                    ----------------------------------------
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

T.E. King, III, 33          President,                   1-00            12-01
                            Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

Richard Michel, 60          Director                     1-00            12-01

                     KingThomason Insurance Marketing, Inc.
                     --------------------------------------
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  President                    6-01            12-01
                            Director                     1-00            12-01

T.E. King III, 33           Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

                       KingThomason Investment Card, Inc.
                       ----------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President                    1-00            12-01
                            Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

                  KingThomason National Limousine Program, Inc.
                  ---------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,     8-00            12-01
                            Secretary and                8-00            12-01
                            Director                     8-00            12-01

                         KingThomason Franchising, Inc.
                         ------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  Director                     8-00            12-01

T.E. King III, 33           President,                   8-00            12-01
                            Chief Financial Officer,     8-00            12-01
                            Secretary and                8-00            12-01
                            Director                     8-00            12-01

                      KingThomason Insurance Company, Inc.
                      ------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 58         President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,
                            Secretary and Director       8-00             12-01


                    KingThomason Independent Mortgage, Inc.
                    ---------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 58         President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,
                            Secretary and Director       8-00            12-01

     Business  Experience:

     The  Group.
     -----------

     John E. Adams. Mr. Adams has been active in the securities business since graduation from college in 1961. After holding increasingly responsible positions with brokerage and investment banking firms, in 1977 he founded and was president of J. Adams & Company, Inc., an Oklahoma City-based NASD member firm which became Adams, James, Foor & Company, Inc. From 1985 to 1987 he was senior vice president and a director of Houchin, Adamson & Co., a Tulsa-based NASD member firm. Since 1987 he has served as a corporate finance and syndicate advisor to several broker-dealer firms; from 1991 to 1993 was president and chief financial officer of EBCO Resources, Inc., an NASD member firm; from March to July 1993 was director of marketing for Indepth Data, Inc., a financial data base company; from 1987 to October 1995 was president of SuperCorp Inc., a public company established to facilitate merger-spinoff transactions such as the one described in this Prospectus-Proxy Statement; from 1987 to the present has been and still is president of Meridyne Corporation, a family-owned investment banking consulting company; and, from September 1993 to 1995, was the senior vice president of Birchtree Financial Services, Inc., a Kansas City, Missouri-based NASD member firm with 21 offices in several cities; from September 1995 to October 1997 was senior vice president for investment banking of Capital West Securities, Inc. of Oklahoma City, an NASD member firm; from December 1997 to January 2000 was managing director of LaSalle Street Capital Markets, the investment banking division of LaSalle Street Securities, Inc.; and from November 2000 to the present has been the President of SuperCorp, Inc. Mr. Adams devotes only incidental time to the affairs of The KingThomason Group, Inc.

     KingThomason.
     -------------

     T.E. King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

     Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 19-65 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.

     Jay Dee (JD) Shiverdaker. Mr. Shiverdaker founded Joint Venture Partners International, Inc., a venture capital firm, in 1986 and has been its president and chief executive officer since that time. From 1981 to 1986 he was president of Encore International, a Campbell, California, multinational computer disk research company which entered into a joint venture with two Japanese firms and formed Falcore Co., Inc., in Tokyo, Japan, which Mr. Shiverdaker managed until it was sold in 1986 to Kawasaki Steel Corporation. From 1978 to 1981 he was a co-founder and CEO of Dastek Corporation of Santa Clara, California, a thin-film (semiconductor process) computer disk read-write transducer and OEM disk drive manufacturer. From 1966 to 1978 he was employed by IBM in numerous senior-level sales, staff and international management and strategic planning positions in Texas and San Jose, California. He received a bachelors of business administration degree in 1966 at West Texas A&M University and completed an advanced master of business administration program in 1971 at Ohio State University. Mr. Shiverdaker devotes approximately 75 percent of his time to the business of KingThomason.

          Stuart A. Evans. Mr. Evans was employed from 1996 until April, 1999, as a division manager and from 1998 until April, 1999, as an acting regional manager of Independent Capital Management, Inc., a Southern California company engaged in the business of a financial services company. In these capacities he led the expansion of such company in opening offices outside of Southern California, interviewed over 500 candidates for management positions, salesmen and administrative staff and trained the company's staff in all aspects of office and client development. He holds NASD Series 7.24 and 65 licenses, is a certified estate planner and holds licenses to sell life, health and variable contract insurance policies. In April 1999, he joined KingThomason Financial Services, Inc. as its president and a director. Mr. Evans devotes 100 percent of his time to the business of KingThomason.

     Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 100 percent of his time to the business of KingThomason.

Remuneration  of  Directors  and  Officers.
-------------------------------------------

     The  Group.
     -----------

     Mr. Adams, the sole officer and director of The Group, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with KingThomason.

     KingThomason.
     -------------

     The directors of KingThomason and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason and its subsidiaries received from it an aggregate of $108,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, they shall become the officers of the post-merger company.

     Mr. King, the president of KingThomason, will receive a salary of $75,000 a year, as will Tom Thomason, the secretary of KingThomason.

     The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.

                                                                   Long  Term  Compensation
                                                                   ------------------------
                                                Awards
                                        -------------------------
          Annual  Compensation                         Securities
-------------------------------------                  ----------
                                                       Underlying         Payouts
                         Other Annual   Restricted     Options/    LTIP       All  Other
Year   Salary   Bonus    Compensation   Stock Awards   SARS        Payouts    Compensation
----   ------   ------   ------------   ------------   ----------  -------    ------------
2000   34,500        0            0              0            0        0              0
1999   18,000   16,000            0              0            0        0              0
1998        0        0            0              0            0        0              0

     Employment  Contracts.
     ----------------------

     KingThomason  has  no  employment  contracts  with  any  employees.

     Stock  Options.
     ---------------

     KingThomason has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

     Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 332,000 options to non-management employees exercisable over the next five years.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------

     SuperCorp is deemed to be a "parent" of The Group by reason of its ownership of 77.8 percent of the outstanding common stock of The Group.

     The  Group's  Transactions  with  Its  Promoters.
     -------------------------------------------------

     SuperCorp and its directors - John E. Adams, Thomas J. Kenan, George W. Cole, T.E. King II and Ronald D. Wallace - took the initiative in organizing The Group and may be deemed to be the promoters of The Group and the transaction with KingThomason. SuperCorp purchased 1,312,500 shares of common stock of The Group at $0.001 a share. T.E. King II purchased 375,000 shares of The Group at $0.001 a share, which shares are in addition to what he will receive on a pro rata basis with other SuperCorp stockholders through the spinoff. Each director will receive shares of common stock of The Group in the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

     KingThomason's  Transactions  with  Management.   In  1999  KingThomason
     ----------------------------------------------
borrowed money from the following persons on the following terms for operating capital:

Lender                    Relationship to   Principal  Interest   Maturity
                          KingThomason      Amount     Rate       Date
----------------------    ---------------   ---------  --------   ---------
T.E. King III             President and     $ 6,042     6%        05-31-02
                          Director
Hume A. "Tom" Thomason    Secretary and     $ 3,543     6%        05-31-02
                          Director
Lloyd Hartzler            Grandfather of    $49,000    10%        05-01-02
                          T.E. King III
Jeff Thomason             Son of Hume A.    $39,000    10%        07-01-02
                          Tom Thomason


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Thomas J. Kenan, Esquire, counsel to The Group and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 50,000 shares of common stock of KingThomason. It also is the beneficial owner of 447,994 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 134,527 shares of The Group by way of the merger and SuperCorp's distribution of the 1,312,500 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                INDEMNIFICATION

     Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors. In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, KingThomason or, should the proposed merger become effective, The Group may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to KingThomason.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Changes  In  and  Disagreements  with  Accountants  on  Accounting and Financial
--------------------------------------------------------------------------------
Disclosures.
------------

     Effective December 15, 2000, the principal independent accountant, Coates Accountancy Corporation resigned as KingThomason Inc.'s independent accountant. The reports of Coates Accountancy Corporation on the financial statements of the Company filed with the Securities and Exchange Commission contained no adverse opinions or disclaimers of opinion, and were not modified as to uncertainty, audit scope, or accounting principles during the past year.

     During the past year and until the date of dismissal, there were no disagreements between KingThomason, Inc. and Coates Accountancy Corporation, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Coates' satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     On January 9, 2001, KingThomason, Inc. engaged the firm of Kabani & Company, Inc. of Fountain Valley, California, as independent accountants for

KingThomason, Inc. Prior to January 9, 2001, neither KingThomason, Inc., nor anyone on its behalf, had consulted with Kabani & Company concerning the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on KingThomason, Inc.'s financial statements.

     The decision to change accountants was recommended and approved by the Board of Directors of KingThomason, Inc.


                           FINANCIAL STATEMENTS INDEX

     The financial statements of The Group and of KingThomason appear as follows:

The  KingThomason  Group,  Inc.
     Independent  Auditors'  Report                                        F-1
     Balance  Sheet  December  31,  2000  and
          June  30,  2001                                                  F-2
     Notes  to  Balance  Sheet  December  31,  2000
          and  June  30,  2001                                             F-3

KingThomason,  Inc.  and  Subsidiaries
     Independent  Auditors'  Report                                        F-5
     Independent  Auditor's  Report  (1999)                                F-6
     Consolidated  Balance  Sheets at December 31, 2000                    F-7
     Consolidated  Statements  of  Operations  for  the  years  ended
          December  31,  1999  and  December  31,  2000                    F-8
     Consolidated  Statements  of  Cash  Flows  for  the  years  ended
          December  31,  1999  and  December  31,  2000                    F-9
     Consolidated  Statements  of  Stockholders'  Equity
          for  the  years  ended  December  31,  1999  and
          December  31,  2000                                             F-10
     Notes  to  Consolidated Financial Statements                         F-11
     Consolidated  Balance  Sheets  June  30,  2001  and
          2000  (Unaudited)                                               F-21
     Consolidated  Statements  of  Operations  for  the
          six-month  period  ended  June  30,  2001  and
          2000  (Unaudited)                                               F-22
     Consolidated  Statements  of  Cash  Flows  for  the
          six-month  period  ended  June  30,  2001  and
          2000  (Unaudited)                                               F-23
     Consolidated  Statement  of  Stockholders'  Deficit
          for  the  six-month  period  ended
          June  30,  2001 and 2000                                        F-24
     Notes  to Unaudited Consolidated Financial Statements                F-25

                          INDEPENDENT AUDITORS' REPORT



To  the  Director  and  Stockholders
  The  KingThomason  Group,  Inc.



     We have audited the balance sheets of The KingThomason Group, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of December 31, 2000 and June 30, 2001. These balance sheets are the responsibility of the company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of The KingThomason Group, Inc. as of December 31, 2000, and June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                     /s/HOGAN  &  SLOVACEK


Oklahoma  City,  Oklahoma
August  2,  2001

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                DECEMBER 31, 2000
                                      AND
                                  JUNE 30, 2001





ASSETS
     Cash  -  on  deposit  in  trust  account                            $1,213
                                                                         ======


STOCKHOLDER'S  EQUITY

     Preferred  stock  -  Authorized  10,000,000  shares,
          $0.001  par  value  -  none  issued

     Common  stock  -  40,000,000  shares  authorized,
          $0.001  par  value,  1,687,500  shares  issued                  1,213
                                                                         ------

                                                                         $1,213
                                                                         ======








                  The accompanying notes are an integral part
                            of these balance sheets.

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                            NOTES TO BALANCE SHEETS
                                DECEMBER 31, 2000
                                      AND
                                  JUNE 30, 2001


(1)     ORGANIZATION

     The KingThomason Group, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KingThomason), a Nevada corporation. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with KingThomason. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

     The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

     Stock of the Company is owned 77.8 percent by SuperCorp Inc. and 22.2 percent by one insider. The 77.8 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of SuperCorp Inc.'s stockholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated August 1, 2001, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)     MERGER  AGREEMENT

     The Company agreed on January 15, 2001, to merge with KingThomason. KingThomason is an operating company in the business of designing and marketing insurance and financial services for niche markets. The Company will be the surviving corporation (Survivor), but KingThomason will elect all directors and officers of the Survivor. All currently outstanding stock of KingThomason in the hands of its stockholders will be cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger is effective. The merger of KingThomason and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

     The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KingThomason approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of KingThomason. Upon completion of the proposed merger, KingThomason will own 13,312,500 shares of Common Stock of the Company or 88.75% of its voting shares. The fiscal year of the Company will be December 31.

                          INDEPENDENT AUDITORS' REPORT


To  the  Stockholders  and  Board  of  Directors
KingThomason,  Inc.:

     We have audited the accompanying consolidated balance sheet of King Thomason, Inc., a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Financial Statements for the year ended December 31, 1999 include only subsidiaries' combined financial statements. The financial statements of the subsidiaries for the year ended December 31, 1999 were audited by another auditor whose report dated October 24, 2000, expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KingThomason, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.



KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  29,  2001

                          INDEPENDENT AUDITOR'S REPORT



To  The  Board  of  Directors
KingThomason  Financial  Services,  Inc.
and  KingThomason,  Inc.
San  Ramon,  California

We have audited the accompanying balance sheet of KingThomason Financial Services, Inc., a California corporation, and KingThomason, Inc., a California corporation, as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason Financial Services, Inc. and KingThomason, Inc., as of December 31, 1999, and the results of their operations, changes in retained earnings, and cash flows for the year then ended are in conformity with generally accepted accounting principles.


/s/Coates  Accountancy  Corporation
-----------------------------------
Coates  Accountancy  Corporation

William  A.  Coates,  Audit  Partner
FEIN  68-0340097
Pleasant  Hill,  CA  94523-3784
October  24,  2000

                      KING THOMASON, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                                      ASSETS                         2000
                                      ------                         ----
CURRENT  ASSETS:
     Cash & cash equivalent                                        $ 184,049
     Commission receivable                                           191,530
                                                                     -------
          Total current assets                                       375,579

PROPERTY AND EQUIPMENT, net                                           44,668

OTHER  ASSETS:
     Deposits                                                         23,032
                                                                     -------
                                                                   $ 443,279
                                                                     =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT  LIABILITIES:
     Accrued expenses                                              $  36,288
     Loan from officer                                                 9,590
     Note payable, related parties-current                            88,000
     Note payable, Others                                             15,286
                                                                     -------
          Total current liabilities                                  149,164

Note Payable, Others - Long term                                      56,954

COMMITMENTS

STOCKHOLDERS'  EQUITY
     Common  stock,  $.00001  par  value;
       100,000,000  shares  authorized;  in  2000
       13,312,500 shares issued and outstanding in 2000              13,312
     Additional paid in capital                                     311,210
     Retained Earnings                                              (29,361)
                                                                    -------
                                                                    295,161
     Less: Subscription receivable                                  (58,000)
                                                                    -------
          Total stockholders' equity                                237,161
                                                                    -------
                                                                  $ 443,279
                                                                    =======


              The accompanying notes are an integral part of these
                        consolidate financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                         2000            1999
                                                         ----            ----
Revenues
   Securities commission                              $ 292,667       $ 126,443
   Insurance commission                                 231,516         184,431
                                                        -------         -------
        Net revenues                                    524,183         310,874

Total operating expenses                                517,612         302,834

Income from Operations                                    6,571           8,040

Non-Operating  Income  (expense):
   Interest income                                        3,843             750
   Interest expense                                     (14,071)         (5,433)
   Miscellaneous                                         22,702               -
                                                        -------         -------
Income before income taxes                               19,045           3,357

Provision for income taxes                                1,600           1,600
                                                        -------         -------
Net Income                                            $  17,445        $  1,757
                                                        =======         =======

Basic  &  diluted  weighted  average  number  of
   common stock outstanding                             177,567          47,000
                                                        =======         =======

Basic & diluted net income per share                  $    0.10        $   0.04
                                                        =======         =======


Unaudited  proforma  information*:
----------------------------------

Income before income taxes                            $  19,045        $  3,357

Income  taxes  assuming  subchapter  corporation
   election had not beemade                               7,600           1,300

Net Income                                               11,445           2,057
                                                        =======         =======

Basic  &  diluted  weighted  average  number  of
   common stock outstanding                             177,567          47,000
                                                        =======         =======

Proforma basic & diluted net income per share
                                                      $    0.06        $   0.04
                                                        =======         =======

*PRO  FORMA  INFORMATION  (UNAUDITED)

      For information purposes, the accompanying statements of operaions for the years ended December 31, 2000 and 1999 include the unaudited pro forma adjustment for income taxes which would have been recorded if the Company had been a corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

              The accompanying notes are an integral part of these
                       Consolidated financial statements.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                               Common Stock
                                    -------------------------------------
                                                                                                          Total
                                    Number of                Additional     Subscription   Retained    Stockholders'
                                      Shares     Amount    paid in capital   Receivable    Earnings   Equity (deficit)
                                    ---------   --------   ---------------  ------------   --------   ----------------
Balance as on January 1, 1999          7,000    $  7,000             -                -    $ (8,563)      $ (1,563)

Issuance of shares during the year    40,000      40,000             -                -           -         40,000

Net income for the year                    -           -             -                -       1,757          1,757

Dividends paid                             -           -             -                -     (40,000)       (40,000)
                                  ----------      ------       -------           ------      ------        -------

Balance as on January 1, 2000         47,000      47,000             -                -     (46,806)           194

Recapitalization upon merger      13,181,500     (33,772)      101,294                -           -         67,522

Issuance of shares under
  Reg. D filings                      84,000          84       209,916          (58,000)          -        152,000

Net Income for the year                    -           -             -                -      17,445         17,445
                                  ----------     -------       -------           ------      ------        -------

Balance, December 31, 200         13,312,500    $ 13,312      $311,210         $(58,000)   $(29,361)      $237,161
                                  ==========     =======       =======           ======      ======        =======

              The accompanying notes are an integral part of these
                       Consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                      2000         1999
                                                      ----         ----
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net Income                                   $  17,445     $   1,757
     Adjustments to reconcile net income
       to net cash used in operating activities:
         Depreciation and amortization               10,766         8,382
         (Increase)/decrease in current assets:
           Commission receivable                   (179,561)      (11,968)
           Prepaid expenses                           9,177             -
           Other assets                                   -       (32,210)
         Increase/(decrease) in current
         liabilities:
           Accrued expenses                          28,271         8,017
                                                    -------       -------
         Net cash used in operating activities     (113,902)      (26,022)
                                                    -------       -------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
     Acquisition of property & equipment             (5,460)      (51,581)
                                                    -------       -------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Dividends paid                                       -       (40,000)
     Net proceeds from Loans                        (13,110)      174,350
     Proceeds from sale of common stock             219,522        40,000
                                                    -------       -------
     Net cash provided by financing activities      206,412       174,350
                                                    -------       -------

NET INCREASE IN CASH & CASH EQUIVALENT               87,050        96,747

CASH & CASH EQUIVALENT, BEGINNING BALANCE            96,999           252
                                                    -------       -------

CASH & CASH EQUIVALENT, ENDING BALANCE             $184,049      $ 96,999
                                                   ========      ========




              The accompanying notes are an integral part of these
                        consolidate financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company through its subsidiaries had revenue for the year ended December 31, 2000.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)     King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, assets management services and the sale of stocks, bonds and mutual funds.

(3)     King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company did not have any activity since its inception.

(4)     King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL  was  incorporated  in the state of California on August 17, 2000 to market
and  sell  physical  damage  and  liability  insurance   program  for  limousine
companies.  The  Company  did  not  have  any  activity  since  its  inception.

(5)     King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

(6)     King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


(7)     King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)     King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)     King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10)     King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI & KTFS. There was no activity for the year ended December 31, 2000 for KTIM, KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the year ended December 31, 2000 include both the Company and the subsidiaries (KTI & KTFS) while the historical results for year ended December 31, 1999 include only subsidiaries (KTI & KTFS).

For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI & KTFS from the acquisition date.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the year ended December 31, 2000, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web  site  development  costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs  of  start-up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15,

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue  Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Concentration  of  credit  risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Accounting  developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging
Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125."
This  statement          is  not  applicable  to  the  Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


3.     PROPERTY  AND  EQUIPMENT

             Furniture,  fixture  and  Equipment                    $   63,222
             Less:  Accumulated  depreciation                           18,554
                                                                     ---------
                                                                    $   44,668
                                                                     =========

4.     LOAN  FROM  OFFICERS

The  loan is due on demand, unsecured and bears an interest rate of 6% per year.


5.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on December 31, 2000. The notes are due on demand, unsecured and bear an interest rate of 10% per year.


6.           NOTE  PAYABLE  -  OTHERS

The Company has a note payable to a vendor amounting to $72,240 as of December 31, 2000. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be adjusted against the rebates the Company will receive from the vendor, subject to the Company meeting certain production requirements. The note will be adjusted @20% of the original balance per year against the rebates earned. Following is the maturity schedule of the note:

                       Year  ended  December  31                    Amount
                       -------------------------                    ------
                                 2001                              $ 18,060
                                 2002                                18,060
                                 2003                                18,060
                                 2004                                18,060
                                 ----                               -------
                                Total                              $ 72,240
                                                                    =======


7.           INCOME  TAXES

Through December 31, 2000, the Company had no operation of its own, therefore no provision for income tax had been provided.

The subsidiaries of the Company have elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.


8.          STOCKHOLDERS'  EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $58,000 for 43,000 common shares.
On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).

9.          ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King  Thomason,  Inc.

King  Thomason  Financial  Services,  Inc.

King  Thomason  Insurance  Marketing,  Inc.

King  Thomason  National  Limousine  Program,  Inc.

King  Thomason  Credit  Card  Services,  Inc.

King  Thomason  Franchising,  Inc.

King  Thomason  Insurance  Company,  Inc.  (KTIC):

King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

King  Thomason  Asset  Management,  Inc.  (KTAM):

King  Thomason  Investment  Card,  Inc.  (KTICI):

The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI & KTFS from the acquisition date.

The historical results for the year ended December 31, 2000 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA) and King Thomason Financial Services, Inc. The other eight acquired subsidiaries did not have any operations since their inceptions.


10.         MAJOR  CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable is from that service provider. During the year ended December 31, 2000, all of the Company's securities commission income was from one major service provider, which accounted for 100% of the total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.        SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 for income tax in the year ended December 31, 2000. The Company paid $0 for interest during the year ended December 31, 2000.


12.      COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                       Year  ended  December  31                    Amount
                       -------------------------                    ------
                                2001                               $  92,127
                                2002                                  92,127
                                2003                                  92,127
                                2004                                  61,418
                                ----                                 -------
                               Total                               $ 337,799
                                                                     =======


13.      SUBSEQUENT  EVENT

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with the company not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                      KING THOMASON, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                              JUNE 30 2001 AND 2000
                                  (Unaudited)

                                    ASSETS                  2001          2000
                                    ------                  ----          ----
CURRENT  ASSETS:
     Cash & cash equivalent                              $  72,014     $  45,242
     Commission receivable                                  60,580        46,128
                                                          --------      --------
          Total current assets                             132,594        91,370

PROPERTY AND EQUIPMENT, net                                 36,055        50,117

OTHER  ASSETS:
     Deposits                                               25,032        23,032
                                                          --------      --------
                                                         $ 193,681     $ 164,519
                                                          ========      ========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
     Accrued expenses                                    $  47,120     $  33,477
     Loan from officer                                      10,486         9,590
     Note payable, related parties-current                  88,000        88,000
     Note payable, Others                                   18,060        15,286
                                                          --------      --------
          Total current liabilities                        163,666       146,353

Note Payable, Others - Long term                            49,230        70,064

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Common  stock,  $.001  par  value;
       100,000,000  shares  authorized;
       13,312,500  shares  issued  and
       outstanding  on  June  30,  2001
       47,000 shares issued and outstanding
       on June 30, 2000                                     13,312        47,000
     Additional paid in capital                            311,210             -
     Accumulated deficit                                  (310,737)      (98,898)
                                                           -------       -------
                                                            13,785       (51,898)
     Less: Subscription receivable
                                                           (33,000)            -
                                                           -------      --------
     Total stockholders' deficit                           (19,215)      (51,898)

                                                         $ 193,681     $ 164,519
                                                         =========     =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                   (Unaudited)

                                                           2001          2000
                                                           ----          ----

Revenues
   Securities commission                               $    65,284    $ 132,349
   Insurance commission                                     48,686       86,789
                                                        ----------     --------
        Net revenues                                       113,970      219,138

Total operating expenses                                   388,709      264,868
                                                        ----------     --------

Loss from Operations                                      (274,739)     (45,730)

Non-Operating  Income  (expense):
   Interest income                                           3,022        1,800
   Interest expense                                         (6,459)      (6,975)
   Miscellaneous                                                 -          705
                                                        ----------     --------

Loss before income taxes                                  (278,176)     (50,200)

Provision for income taxes                                   3,200        1,892

Net loss                                               $  (281,376)   $ (52,092)
                                                        ==========     ========

Basic  &  diluted  weighted  average  number  of
  common stock outstanding                              13,312,500       47,000
                                                        ==========     ========

Basic & diluted net loss pe                            $     (0.02)   $   (1.11)
                                                        ==========     ========

              The accompanying notes are an integral part of these
                        consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                   (Unaudited)

                                                         2001            2000
                                                         ----            ----

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:

     Net loss                                          $(281,376)     $ (52,092)
     Adjustments to reconcile net loss to
     net cash used in operating  activities:
          Depreciation and amortization                    9,794          4,874
          (Increase)/decrease in current assets:
               Commission receivable                     130,950        (34,159)
               Prepaid expenses                                -          9,177
               Deposits                                   (2,000)             -
          Increase/(decrease) in current liabilities:
               Accrued expenses                           10,832         25,460
                                                        --------       --------
          Net cash used in operating activities         (131,800)       (46,740)
                                                        --------       --------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
          Acquisition of property & equipment             (1,181)        (5,017)
                                                        --------       --------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
          Net proceeds from Loans                         (4,054)             -
          Receipt of cash against subscription
            receivable                                    25,000              -
                                                        --------       --------
          Net cash provided by financing activities       20,946              -
                                                        --------       --------

NET DECREASE IN CASH & CASH EQUIVALENT                  (112,035)       (51,757)

CASH & CASH EQUIVALENT, BEGINNING BALANCE                184,049         96,999
                                                        --------        -------

CASH & CASH EQUIVALENT, ENDING BALANCE                 $  72,014       $ 45,242
                                                        ========        =======

                      KING THOMASON, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                  (Unaudited)

                                               Common Stock
                                    -------------------------------------
                                                                                                          Total
                                    Number of                Additional     Subscription   Retained    Stockholders'
                                      Shares     Amount    paid in capital   Receivable    Earnings   Equity (deficit)
                                    ---------   --------   ---------------  ------------   --------   ----------------
Balance as of January 1, 2000         47,000    $ 47,000       $      -         $      -   $ (46,806)     $     194

Net loss from January1, 2000
  to June 30, 2000                         -           -              -                -     (52,092)       (52,092)
                                  ----------     -------        -------          -------    --------       --------

Balance as of June 30, 2000           47,000      47,000              -                -     (98,898)       (51,898)

Recapitalization upon merger      13,181,500     (33,772)       101,294                -           -         67,522

Issuance of shares under
  Reg. D filings                      84,000          84        209,916          (58,000)          -        152,000

Net Income from July 1, 2000
  to December 31, 2000                     -           -              -                -      69,537         69,537
                                  ----------     -------        -------           ------     -------        -------

Balance as of December 31, 2000   13,312,500      13,312        311,210          (58,000)    (29,361)       237,161

Receipt of cash                            -           -              -           25,000           -         25,000

Net loss from January1, 2001
  to June 30, 2001                         -           -              -                -    (281,376)      (281,376)
                                  ----------      ------        -------           ------     -------        -------

Balance as of June 30, 2001       13,312,500     $13,312       $311,210          $(33,000) $(310,737)     $ (19,215)
                                  ==========      ======        =======           =======    =======        =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

               KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company had revenue through its subsidiaries for the periods ended June 30, 2001 and 2000.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)  King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until June 30, 2001 consisted primarily of acting as a broker for insurance companies working on commission.

(2)  King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)  King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)  King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception.

(5)  King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


(6)  King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)  King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)  King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)  King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10) King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI, KTFS & KTIM. There was no activity for the periods ended June 30, 2001 and 2000 for KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the period ended June 30, 2001 include both the Company and the subsidiaries (KTI, KTFS & KTIM) while the historical results for period ended June 30, 2000 include only subsidiaries (KTI & KTFS).

For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI, KTFS & KTIM as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI, KTFS & KTIM from the acquisition date.

Basis  of  Preparation

The accompanying Interim Condensed Financial Statements are prepared in accordance with rules set forth in Retaliation SB of the Securities and Exchange Commission. As said, these statements do not include all disclosures required under generally accepted principles and should be read in conjunction with the audited financial statements for the year ended December 31, 2000. In the opinion of management all adjustments consisting of normal reoccurring accruals have been made to the financial statements. The results of operation for the six months ended June 30, 2001 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2001.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.


Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the period ended June 30, 2001, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web  site  development  costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors,

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs  of  start-up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue  Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the periods ended June 30, 2001 and 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Concentration  of  credit  risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Accounting  developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.


In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging
Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125."
This  statement          is  not  applicable  to  the  Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.


3.     PROPERTY  AND  EQUIPMENT

                                                           2001         2000
                                                           ----         ----
            Furniture, fixture and Equipment            $   65,436   $   63,222
            Less:  Accumulated  depreciation                29,381       13,105
                                                         ---------    ---------
                                                        $   36,055   $   50,117
                                                         =========    =========

4.     LOAN  FROM  OFFICERS

The loan from officers amounting to $10,486 at June 30, 2001 and $9,590 at June 30, 2000, is due on demand, unsecured and bears an interest rate of 6% per year.


5.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on June 30, 2001 and 2000. The notes are due on demand, unsecured and bear an interest rate of 10% per year.


6.           NOTE  PAYABLE  -  OTHERS

The Company has a note payable amounting to $67,290 and $85,350 as of June 30, 2001 and 2000, respectively. The note is payable by December 15, 2004. The note payable is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be adjusted against the rebates the Company will receive from the vendor, subject to the Company meeting certain production requirements. The note will be adjusted @20% of the original balance per year against the rebates earned. Following is the maturity schedule of the note:

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000

                               Year ended June 30                 Amount
                               ------------------                 ------
                                     2002                       $   18,060
                                     2003                           18,060
                                     2004                           18,060
                                     2005                           13,110
                                                                 ---------
                                    Total                       $   67,290
                                                                 =========


7.           INCOME  TAXES

The subsidiaries of the Company had elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation were taxed on their proportionate share of the Company's taxable income. However, effective December 31, 2000, the subsidiaries were acquired by the Company, which is a "C corporation". Under the rules, S-corporation could not be owned 100% by a "C corporation", therefore the subsidiaries lost their statues as "S Corporation" subsequent to December 31, 2001 and are now "C Corporation".

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2001, the Company incurred net operating losses for tax purposes of approximately $280,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2016 for federal and 2006 for State income tax purpose.

The gross deferred tax asset balance as of June 30, 2001 was approximately $112,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carryforwards cannot reasonably be assured. There was no significant difference between reportable income tax and statutory income tax.

For information purposes, the statements of operations for the six months ended June 30, 2000 would include the following pro forma adjustment for income taxes which would have been recorded if the Company had been a "C" corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

Unaudited  Profroma  Information:
Loss  before  income  taxes                                        $50,200

Income taxes assuming subchapter "S" corporation election
   had not been made for the year ended December 31, 2000.         (20,080)

Net  loss                                                           30,120

Basic and diluted weighted average number of common stock
   stock outstanding                                                47,000

Proforma  basic  and  diluted  net  loss  per  share                   .64

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


8.          STOCKHOLDERS'  EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $33,000 for 43,000 common shares.

On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).

9.          ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King  Thomason,  Inc.

King  Thomason  Financial  Services,  Inc.

King  Thomason  Insurance  Marketing,  Inc.

King  Thomason  National  Limousine  Program,  Inc.

King  Thomason  Credit  Card  Services,  Inc.

King  Thomason  Franchising,  Inc.

King  Thomason  Insurance  Company,  Inc.  (KTIC):

King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

King  Thomason  Asset  Management,  Inc.  (KTAM):

King  Thomason  Investment  Card,  Inc.  (KTICI):

The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI, KTFS & KTIM as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI, KTFS & KTIM from the acquisition date.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


The historical results for the period ended June 30, 2001 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA), King Thomason Financial Services, Inc. and King Thomason Insurance Marketing, Inc. The other seven acquired subsidiaries did not have any operations since their inceptions.


10.         MAJOR  CUSTOMERS
During the period ended June 30, 2001, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 88% of total insurance commission income. 87% of commission receivable is from that service provider. During the year ended June 30, 2000, all of the Company's securities commission income was from one major service provider, which accounted for 100% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.        SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and interest during the period ended June 30, 2001 and 2000.


12.      COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to June 30, 2001 are as follows:

                                Year  ended  June  30,             Amount
                                ----------------------             ------
                                        2002                    $    92,127
                                        2003                         92,127
                                        2004                         92,127
                                        2005                         15,356
                                                                 ----------
                                       Total                    $   291,737
                                                                 ==========

13.      MERGER

The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with the company not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                                   APPENDIX A

                              AGREEMENT OF MERGER

     This Agreement of Merger ("the Agreement") is made and entered into as of January 15, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("the Company"); KingThomason, Inc., a Nevada corporation ("KingThomason"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

     WHEREAS, the Directors of the Company and the Directors of KingThomason have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of KingThomason into the Company ("the Merger") in accordance with the provisions of the Nevada General Corporation Act, other applicable law and the provisions of this Agreement; and

     WHEREAS,  SuperCorp  is  the  controlling  stockholder  of  the  Company;

     NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, KingThomason, and SuperCorp agree as follows:

     1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the Nevada General Corporation Act, and subject to the prior approval by the stockholders of each of the Company and KingThomason, KingThomason shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Nevada ("the Effective Date"). The Company shall be the surviving corporation ("the
Surviving Corporation"). The Company and KingThomason shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of KingThomason, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.
This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

     2. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

     3. Directors. The directors of KingThomason on the Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

     4. Officers. The officers of KingThomason on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

     5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

          5.1. The shares of capital stock of KingThomason which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 13,312,500 shares of common stock ("the Merger Shares") of the Company.

          5.2. There shall be 1,312,500 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff").

          5.3 There shall be 375,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by T.K. King II or his designees or assignees ("the Consultant's Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

          5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or KingThomason outstanding on the Effective Date.

     6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, KingThomason that:

          6.1 The Company has been duly organized and is validly existing under the Nevada General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

          6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                               Number  of        Par  value
     Class          Series                       Shares          of  Shares
     -----          ------                     ----------        ----------
     Common          None                      40,000,000          $0.001
     Preferred       To  be  designated        10,000,000          $0.001
                     by  the  directors

          6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 1,687,500 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

          6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

          6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

          6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and stockholders.

          6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     7. Conditions of KingThomason's Obligations. The obligations of KingThomason to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

          7.1 The Merger Shares and the Spinoff Shares of common stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

          7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

          7.3 The directors and the stockholders of KingThomason are free to approve or disapprove the Merger in their full discretion.

     8. Tax Treatment. The merger of the Company and KingThomason shall be accomplished as a tax-free reorganization.

     9. Certificate of Merger. Upon the approval of the Merger by the stockholders of the Company and of KingThomason, the officers of the Company shall file with the Secretary of State, State of Nevada either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Nevada, the Agreement may be terminated by the board of directors of KingThomason notwithstanding approval of this Agreement by the stockholders of KingThomason or of the Company.

                              The KingThomason Group, Inc., a Nevada corporation


                              By:/s/  John  E.  Adams
                                 -----------------------------------------------
                                 John  E.  Adams,  President

                              KingThomason,  Inc.,  a  Nevada  corporation


                              By:/s/  T.E.  King  III
                                 -----------------------------------------------
                                 T.E.  King  III,  President

                              SuperCorp  Inc.


                              By:/s/  John  E.  Adams
                                 -----------------------------------------------
                                 John  E.  Adams,  President

UNTIL _____________________, 2001 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                    PART II

Other  Expenses  of  Issuance  and  Distribution.
-------------------------------------------------

     The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $51,250 incurred in connection with the spinoff described herein are being paid by KingThomason, Inc., the company with which the Registrant proposes to merge.

               Item                               Amount
               ----                               ------
     Registration  fees                         $    650
     Filing  expenses  (EDGAR)                     1,500
     Printing  and  engraving                      1,000
     Postage                                         500
     Legal                                        22,000
     Accounting  and  auditors                    20,000
                                                 -------
          Total  Expenses                       $ 45,650
                                                 =======


Indemnification  of  Directors  and  Officers.
----------------------------------------------

     There is set forth in the Prospectus-Proxy Statement under "Terms of the Transaction - Indemnification for Securities Act Liabilities" a description of the laws of the State of Nevada with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Nevada.

     Both the company and KingThomason, Inc. have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Nevada, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or KingThomason, Inc., as the case may be.

     To the extent of the indemnification rights provided by the State of Nevada statutes and provided by the company's and KingThomason, Inc.'s articles of incorporation and bylaws, and to the extent of KingThomason, Inc.'s and the company's abilities to meet such indemnification obligations, the officers, directors and agents of KingThomason, Inc. or the company would be beneficially affected.

Exhibits  and  Financial  Statement  Schedules.
-----------------------------------------------

     Separately bound but filed as part of this Registration Statement are the following exhibits:

     Exhibit                              Item
     -------                              ----

      2          -     Agreement  of  Merger  of  January  15, 2001, between The
                       KingThomason  Group,  Inc.  and  KingThomason,  Inc.*

      3.1        -     Articles  of  Incorporation  of  The  KingThomason Group,
                       Inc.*

      3.2        -     Bylaws  of  The  KingThomason  Group,  Inc.*

      3.3        -     Articles  of  Incorporation   of   KingThomason,  Inc., a
                       Nevada  corporation.*

      3.4        -     Bylaws  of  KingThomason,  Inc., a Nevada corporation.*

      5          -     Opinion  of  Thomas J. Kenan, Esq., as to the legality of
                       the securities covered by  the  Registration  Statement.*

      8          -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                       tax  consequences.  (Superseded  by  Exhibit  8.1.)

      8.1        -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                       tax  consequences.**

     10          -     Escrow  Agreement  among  The  KingThomason  Group, Inc.;
                       SuperCorp  Inc.;  and  BancFirst,  an  Oklahoma   banking
                       corporation, of Oklahoma City,  Oklahoma.**

     10.1        -     2000  Stock  Option Plan adopted by KingThomason, Inc.*

     10.2        -     Representative  agreement  among certain  stockholders of
                       SuperCorp relating to  compliance  with  SEC  Rule  419.*

     10.3        -     Royalty  Agreement  for   Association   Program   between
                       KingThomason  Financial  Services,  Inc.,   a  California
                       corporation, and California Restaurant Association, a California not-for-profit corporation.*

     10.4        -     Payor   Agreement    between    KingThomason,   Inc.,   a
                       California corporation, and California Foundation for Medical Care.*

     10.5        -     Executive  General  Agent  Agreement between KingThomason
                       Insurance  Company,  Inc.   and   Jefferson  Pilot   Life
                       Insurance  Company.*

     10.6        -     Payor  Agreement  between  KingThomason,  Inc.  (National
                       Limo  Group)   and   California  Foundation  for  Medical
                       Care.*

     16          -     Letter  of September 12, 2001 of Coates Accountancy Corp.
                       agreeing with  the  statements  made  in this Form S-4 by
                       KingThomason, Inc. concerning KingThomason, Inc.'s change
                       of principal  independent  accountants.   (Superseded  by
                       Exhibit 16.1.)

     16.1        -     Letter  of  October 9, 2001  of  Coates Accountancy Corp.
                          agreeing with the statements made in this Form SB-2 by KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.

     20          -     Proxy.**

     20.1        -     Notice  of  Meeting.***

     20.2        -     Provisions   of   Nevada   Law   Concerning   Dissenters'
                       Appraisal  Rights.***

     21          -     List  of the subsidiaries of KingThomason, Inc., a Nevada
                       corporation.**

     23          -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                       as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.11.)

     23.1        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of  KingThomason,  Inc.,  a  California  corporation.*

     23.2        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of KingThomason, Inc., a Nevada corporation. (Superseded by Exhibit 23.9.)

     23.3        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of  KingThomason  Financial  Services,  Inc.*

     23.4        -     Consent  of  Hogan  & Slovacek,  independent  auditors of
                       The  KingThomason  Group,  Inc.  (Superseded  by  Exhibit
                       23.10.)

     23.5        -     Consent  of  T.E. King III  to serve as a director of The
                       KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.6        -     Consent  of  Tom Thomason  to  serve as a director of The
                       KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.7        -     Consent  of  Coates Accountancy Corporation,  independent
                       auditors  of KingThomason, Inc., a California corporation
                       (1999).  (Superseded by Exhibit  23.12.)

     23.8        -     Consent  of  Coates Accountancy Corporation,  independent
                       auditors of KingThomason Financial Services, Inc. (1999).
                       (Superseded by Exhibit 23.13.)

     23.9        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of KingThomason, Inc. and subsidiaries. (Superseded by Exhibit 23.14.)

     23.10       -     Consent of Hogan  & Slovacek, independent auditors of The
                       KingThomason Group, Inc. (Superseded by  Exhibit  23.15.)

     23.11       -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                       as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.16.)

     23.12       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of   KingThomason,  Inc.,   a   California
                           corporation  (1999). (Superseded by Exhibit 23.17.)

     23.13       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of  KingThomason  Financial Services, Inc.
                           (1999).  (Superseded by Exhibit 23.18.)

     23.14       -     Consent of Kabani & Company, Inc.,  independent  auditors
                           of KingThomason, Inc. and subsidiaries. (Superseded by Exhibit 23.19.)

     23.15       -     Consent of Hogan  & Slovacek, independent auditors of The
                           KingThomason  Group,  Inc.   (Superseded  by  Exhibit
                           23.20.)

     23.16       -     Consent of Thomas J. Kenan, Esq.  to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.21.)

     23.17       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of   KingThomason,  Inc.,   a   California
                           corporation  (1999).

     23.18       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of  KingThomason Financial Services,  Inc.
                           (1999).

     23.19       -     Consent of Kabani & Company, Inc.,  independent  auditors
                           of  KingThomason,  Inc.  and subsidiaries.

     23.20       -     Consent of Hogan  & Slovacek, independent auditors of The
                           KingThomason  Group,  Inc.

     23.21       -     Consent of Thomas J. Kenan, Esq.  to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 2 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500074 on
           August 6, 2001;  incorporated  herein.

     *** Previously filed with Amendment No. 3 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500109 on
           September 14, 2001; incorporated herein.

                                  UNDERTAKINGS

     The  KingThomason  Group,  Inc.  will:

          1    File,  during  any period in which it offers or sells securities, a  post-effective  amendment  to  this  Registration  Statement  to:

               (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (c) include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of The KingThomason Group, Inc. pursuant to the foregoing provisions, or otherwise, The KingThomason Group, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The KingThomason Group, Inc. of expenses incurred or paid by a director, officer or controlling person of The KingThomason Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The KingThomason Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The KingThomason Group, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.

Date:  October  9,  2001                 The  KingThomason  Group,  Inc.



                                         By/s/  John  E.  Adams
                                           ------------------------------------
                                           John  E.  Adams,  president


     Pursuant  to  the  requirements   of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  October  9,  2001                /s/John  E.  Adams
                                        --------------------------------------
                                        John E. Adams, president, sole director,
                                        principal   financial   officer,   and
                                        authorized  representative   of   the
                                        Registrant

                             COMBINED EXHIBIT INDEX
                        AMENDMENT NO. 3 TO FORM SB-2 AND
                    AMENDMENT NO. 4 ON FORM S-4 TO FORM SB-2


     Exhibit                              Item
     -------                              ----

      2          -     Agreement  of  Merger  of  January  15, 2001, between The
                       KingThomason  Group,  Inc.  and  KingThomason,  Inc.*

      3.1        -     Articles  of  Incorporation  of  The  KingThomason Group,
                       Inc.*

      3.2        -     Bylaws  of  The  KingThomason  Group,  Inc.*

      3.3        -     Articles  of  Incorporation   of   KingThomason,  Inc., a
                       Nevada  corporation.*

      3.4        -     Bylaws  of  KingThomason,  Inc., a Nevada corporation.*

      5          -     Opinion  of  Thomas J. Kenan, Esq., as to the legality of
                       the securities covered by  the  Registration  Statement.*

      8          -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                       tax  consequences.  (Superseded  by  Exhibit  8.1.)

      8.1        -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                       tax  consequences.**

     10          -     Escrow  Agreement  among  The  KingThomason  Group, Inc.;
                       SuperCorp  Inc.;  and  BancFirst,  an  Oklahoma   banking
                       corporation, of Oklahoma City,  Oklahoma.**

     10.1        -     2000  Stock  Option Plan adopted by KingThomason, Inc.*

     10.2        -     Representative  agreement  among certain  stockholders of
                       SuperCorp relating to  compliance  with  SEC  Rule  419.*

     10.3        -     Royalty  Agreement  for   Association   Program   between
                       KingThomason  Financial  Services,  Inc.,   a  California
                       corporation, and California Restaurant Association, a California not-for-profit corporation.*

     10.4        -     Payor   Agreement    between    KingThomason,   Inc.,   a
                       California corporation, and California Foundation for Medical Care.*

     10.5        -     Executive  General  Agent  Agreement between KingThomason
                       Insurance  Company,  Inc.   and   Jefferson  Pilot   Life
                       Insurance  Company.*

     10.6        -     Payor  Agreement  between  KingThomason,  Inc.  (National
                       Limo  Group)   and   California  Foundation  for  Medical
                       Care.*

     16          -     Letter  of September 12, 2001 of Coates Accountancy Corp.
                           agreeing with the statements made in this Form SB-2 by KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants. (Superseded by Exhibit 16.1.)

     16.1        -     Letter  of  October 9, 2001  of  Coates Accountancy Corp.
                          agreeing with the statements made in this Form SB-2 by KingThomason, Inc. concerning KingThomason, Inc.'s change of principal independent accountants.


     20          -     Proxy.**

     20.1        -     Notice  of  Meeting.***

     20.2        -     Provisions   of   Nevada   Law   Concerning   Dissenters'
                       Appraisal  Rights.***

     21          -     List  of the subsidiaries of KingThomason, Inc., a Nevada
                       corporation.**

     23          -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                       as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.11.)

     23.1        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of  KingThomason,  Inc.,  a  California  corporation.*

     23.2        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of KingThomason, Inc., a Nevada corporation. (Superseded by Exhibit 23.9.)

     23.3        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of  KingThomason  Financial  Services,  Inc.*

     23.4        -     Consent  of  Hogan  & Slovacek,  independent  auditors of
                       The  KingThomason  Group,  Inc.  (Superseded  by  Exhibit
                       23.10.)

     23.5        -     Consent  of  T.E. King III  to serve as a director of The
                       KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.6        -     Consent  of  Tom Thomason  to  serve as a director of The
                       KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.7        -     Consent  of  Coates Accountancy Corporation,  independent
                       auditors  of KingThomason, Inc., a California corporation
                       (1999).  (Superseded by Exhibit  23.12.)

     23.8        -     Consent  of  Coates Accountancy Corporation,  independent
                       auditors of KingThomason Financial Services, Inc. (1999).
                       (Superseded by Exhibit 23.13.)

     23.9        -     Consent  of  Kabani & Company, Inc., independent auditors
                       of KingThomason, Inc. and subsidiaries. (Superseded by Exhibit 23.14.)

     23.10       -     Consent of Hogan  & Slovacek, independent auditors of The
                       KingThomason Group, Inc. (Superseded by  Exhibit  23.15.)

     23.11       -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                       as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.16.)

     23.12       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of   KingThomason,  Inc.,   a   California
                           corporation  (1999). (Superseded by Exhibit 23.17.)

     23.13       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of  KingThomason  Financial Services, Inc.
                           (1999).  (Superseded by Exhibit 23.18.)

     23.14       -     Consent of Kabani & Company, Inc.,  independent  auditors
                           of KingThomason, Inc. and subsidiaries. (Superseded by Exhibit 23.19.)

     23.15       -     Consent of Hogan  & Slovacek, independent auditors of The
                           KingThomason  Group,  Inc.   (Superseded  by  Exhibit
                           23.20.)

     23.16       -     Consent of Thomas J. Kenan, Esq.  to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.21.)

     23.17       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of   KingThomason,  Inc.,   a   California
                           corporation  (1999).

     23.18       -     Consent of Coates  Accountancy  Corporation,  independent
                           auditors   of  KingThomason Financial Services,  Inc.
                           (1999).

     23.19       -     Consent of Kabani & Company, Inc.,  independent  auditors
                           of  KingThomason,  Inc.  and subsidiaries.

     23.20       -     Consent of Hogan  & Slovacek, independent auditors of The
                           KingThomason  Group,  Inc.

     23.21       -     Consent of Thomas J. Kenan, Esq.  to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement.


     * Previously filed with Amendment No. 1 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500046
           on May 22, 2001;  incorporated  herein.

     ** Previously filed with Amendment No. 2 on Form S-4 to Form SB-2, Commission File #333-60980, EDGAR Accession #0001060830-01-500074 on
           August 6, 2001;  incorporated  herein.

     *** Previously filed with Amendment No. 3 on Form S-4 to Form SB-2, Commission File #333-60080, EDGAR Accession #0001060830-01-500109 on
           September 14, 2001; incorporated herein.

                         COATES ACCOUNTANCY CORPORATION
                           William A. Coastes, C.P.A.
                     2255 Contra Costa Boulevard, Suite 301
                      Pleasant Hill, California 94523-3784



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

                                      Re:   The KingThomason Group, Inc.
                                            Form SB-2, File No. 333-60880
                                            Form S-4, File No. 333-60980

Gentlemen:

I have read "Changes In and Disagreements with Accountants on Accounting and Financial Disclosures" of Amendment No. 3 to Form SB-2 and Amendment No. 4 on Form S-4 to Form SB-2 dated October 9, 2001 to be filed by the KingThomason Group, Inc. As KingThomason, Inc. has engaged the firm of Kabani & Company, Inc. as its Certified Public Accountants to audit KingThomason, Inc.'s annual financial statements, I agree with the statements contained therein, including that I am no longer the Independent Certified Public Accountants of KingThomason, Inc. for any future Securities Act of 1933 and Securities Exchange Act of 1934 filings.

                                         /s/William A. Coates

                                         William A. Coates, C.P.A.

Pleasant Hill, California
October 9, 2001


                                                                    Exhibit 16.1
                                                                  Page of 1 Page

                         COATES ACCOUNTANCY CORPORATION
                            William A. Coates, C.P.A.
                     2255 Contra Costa Boulevard, Suite 301
                      Pleasant Hill, California 94523-3784






                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 24, 2000, with respect to the financial statements of KingThomason, Inc., a California corporation, included in two Registration Statements (Amendment No. 3 to Form SB-2 and Amendment No. 4 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                                          /s/Coates Accountancy Corporation

                                          Coates Accountancy Corporation

Pleasant Hill, California
October 9, 2001


                                                                   Exhibit 23.17
                                                                Page 1 of 1 Page

                         COATES ACCOUNTANCY CORPORATION
                            William A. Coates, C.P.A.
                     2255 Contra Costa Boulevard, Suite 301
                      Pleasant Hill, California 94523-3784






                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 24, 2000, with respect to the financial statements of KingThomason Financial Services, Inc., a California corporation, included in two Registration Statements (Amendment No. 3 to Form SB-2 and Amendment No. 4 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                                          /s/Coates Accountancy Corporation

                                          Coates Accountancy Corporation

Pleasant Hill, California
October 9, 2001


                                                                   Exhibit 23.18
                                                                Page 1 of 1 Page

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 29, 2001, with respect to the financial statements of KingThomason, Inc., and subsidiaries, included in two Registration Statements (Amendment No. 3 to Form SB-2 and Amendment No. 4 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                                     /s/Kabani  &  Company,  Inc.

                                     Kabani  &  Company,  Inc.


Fountain  Valley,  California
October 9,  2001



                                                                   Exhibit 23.19
                                                                Page 1 of 1 Page

                                HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                            Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359









                          INDEPENDENT AUDITOR'S CONSENT





     We consent to the use of our report dated August 2, 2001, with respect to the financial statements of The KingThomason Group, Inc. included in two Registration Statements (Amendment No. 3 to Form SB-2 and Amendment No. 4 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.


                                       /s/Hogan  &  Slovacek
                                       ------------------------------
                                       HOGAN  &  SLOVACEK




Oklahoma  City,  Oklahoma
October 9,  2001


                                                                   Exhibit 23.20
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                October 8, 2001



John  E.  Adams
The  KingThomason  Group,  Inc.
Suite  1910
1601  Northwest  Expressway
Oklahoma  City,  OK   73118

                                    Re:     The  KingThomason  Group,  Inc.

Dear  Mr.  Adams:

     The undersigned is named in the Forms SB-2 and S-4 Registration Statements of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with a proposed merger with KingThomason, Inc., a Nevada corporation, and a distribution by SuperCorp Inc., an Oklahoma corporation, of certain of the shares of common stock of the Company to the shareholders of SuperCorp Inc. The capacity in which the undersigned is named in such SB-2 and S-4 Registration Statements is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 and S-4 Registration Statements in the capacity therein described.

                                     Sincerely,


                                     /s/Thomas  J.  Kenan

                                     Thomas  J.  Kenan


                                                                   Exhibit 23.21
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
   _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                October 10, 2001



John  Reynolds,  Assistant  Director
Office  of  Small  Business
Division  of  Corporation  Finance
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  PAM  HOWELL

                                        Re:  The  KingThomason  Group,  Inc.
                                             Form  SB-2,  File  No.  333-60880
                                             Form  S-4,  File  No.  333-60980

Dear  Mr.  Reynolds:

     In response to your comment letter of September 28, 2001, The KingThomason Group, Inc. is filing its Amendment No. 3 to Form SB-2 and Amendment No. 4 to Form S-4. Set forth below are the registrant's responses to each of the comments in your September 28, 2001 letter.

Form  SB-2
General
-------

1. We have submitted to the Division of Market Regulation my position that SuperCorp is not a broker. I have received no response.

Description  of  KingThomason's  Business,  page  36
----------------------------------------------------

2. We have eliminated the second paragraph under "KingThomason Limousine Insurance Program" that refers to economic estimates.

John Reynolds                           2                       October 10, 2001


3. Under "Plan of Operation" on page 40, the paragraph beneath the bullets has been revised to reflect the first half loss and how KingThomason proposes to deal with its capital needs.

Form  S-4
General
-------

4. Appropriate changes have been made in the Form S-4 to comply with the comments for the Form SB-2. Also, a section entitled "Blank Check Company" has been included in the forepart of the prospectus-proxy statement on page 3 that indicates that the registrant is a blank check company and that the distribution is being conducted in compliance with the requirements of Rule 419 and former comment number 2.

Description  of  Securities,  page  8
-------------------------------------

5. The number of shares of common stock issued and outstanding by the Group has been reconciled to the financial statements.

Accounting  Comments
--------------------
Changes  In  and  Disagreements  with  Accountants,  page  51
-------------------------------------------------------------

6. The dismissal date of Coates Accountancy Corporation in the first paragraph of this section has been corrected to December 15, 2000.

7. The disclosure contained in the second paragraph of this section has been amended to indicate there were no disagreements during the past year and until the date of dismissal as required by Item 304 of Regulation S-B. An updated letter from the accountants indicating whether they agree or disagree with the revised statement is included as Exhibit 16.1.


     If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number
405-232-8384,  or  e-mail  at  kenan@ftpslaw.com.

                                   Sincerely,


                                   /s/  Thomas  J.  Kenan
                                   Thomas  J.  Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:  John  E.  Adams
     T.E.  King  III
     Hamid  Kabani,  C.P.A.
     Ed  Bolka,  C.P.A.